                            ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                       BERGER HOLDINGS, LTD. ("BUYER"),

                    BENJAMIN OBDYKE INCORPORATED ("SELLER")

                                      AND

                            SHAREHOLDERS OF SELLER






                         Dated as of December 3, 1997

                               TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I

ASSETS AND LIABILITIES............................................................................................1
                  1.1      Assets to be Purchased.................................................................1
                  1.2      Excluded Assets........................................................................2
                  1.3      No Assumption of Liabilities...........................................................2

ARTICLE II

                  PURCHASE PRICE; ADJUSTMENTS TO PURCHASE PRICE...................................................2
                  2.1      Purchase Price.........................................................................2
                  2.2      Adjustments to Purchase Price..........................................................3
                  2.3      Adjustments and Allocations............................................................3
                  2.4      Adjustment to the Purchase Price.......................................................4
                  2.5      Allocation of Purchase Price...........................................................4

ARTICLE III

                  REPRESENTATIONS AND WARRANTIES
                  OF SELLER AND THE SHAREHOLDERS..................................................................4
                  3.1      Corporate Status; Authority............................................................4
                  3.2      Due Authorization; Validity of Agreement...............................................5
                  3.3      Title to Assets; No Affiliates.........................................................5
                  3.4      Condition of Assets....................................................................5
                  3.5      Conflicts; Consents of Third Parties...................................................5
                  3.6      Financial Information..................................................................6
                  3.7      Intangible Property....................................................................6
                  3.8      Employee Benefits......................................................................6
                  3.9      Labor..................................................................................6
                  3.10     Litigation.............................................................................7
                  3.11     Compliance with Laws...................................................................8
                  3.12     Insurance..............................................................................8
                  3.13     Related Party Transactions.............................................................8
                  3.14     Actions since January 1, 1997..........................................................8
                  3.15     Taxes.................................................................................10
                  3.16     Material Contracts....................................................................10
                  3.17     Environmental Matters.................................................................11
                  3.18     No Misrepresentation..................................................................11
                  3.19     Financial Advisors....................................................................12
                  3.20     Securities Representations............................................................12
                  3.21     Solvency..............................................................................13


                                       i

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


ARTICLE IV
                  REPRESENTATIONS AND WARRANTIES OF BUYER........................................................13
                  4.1      Organization and Good Standing........................................................13
                  4.2      Authorization of Agreement............................................................13
                  4.3      Conflicts; Consents of Third Parties..................................................14

ARTICLE V

                  CLOSING; DELIVERIES AT CLOSING.................................................................14

ARTICLE VI

                  CONDUCT OF THE BUSINESS OF COMPANY PENDING CLOSING.............................................15

ARTICLE VII

                  COVENANTS......................................................................................17
                  7.1      Preservation of Records...............................................................17
                  7.2      Put Option............................................................................17
                  7.3      Noncompetition Agreement..............................................................18
                  7.4      Financial Statements..................................................................19
                  7.5      Employees of Seller...................................................................19
                  7.6      Delivery of Assets....................................................................19
                  7.7      Crane Gutter Product..................................................................19
                  7.8      Sales of Shares, etc..................................................................20
                  7.9      Satisfaction of Conditions............................................................20
                  7.10     Access................................................................................20
                  7.11     Removal of Obdyke Name; Sale of Certain Products......................................20
                  7.12     Unfilled Orders.......................................................................20
                  7.13     Schedules.............................................................................20

ARTICLE VIII

                  CONDITIONS TO CLOSING..........................................................................21
                  8.1      Conditions to Each Party's Obligations................................................21
                  8.2      Conditions to Obligations of Buyer....................................................21
                  8.3      Conditions to Obligations of Shareholders and Seller..................................22

ARTICLE IX

                  SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION...................................................22
                  9.1      Statements as Representations.........................................................22

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                                      ii

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


                  9.2      Survival of Representations and Warranties............................................22
                  9.3      General Indemnity.....................................................................23
                  9.4      Interest on Indemnification Obligations...............................................24
                  09.5     Indemnification Procedure.............................................................24
                  9.6      Remedies Cumulative...................................................................25
                  9.7      Limitations of Shareholders' Liability................................................25

ARTICLE X

                  MISCELLANEOUS..................................................................................26
                  10.1     Certain Definitions...................................................................26
                  10.2     Confidentiality; Non-Disparagement....................................................30
                  10.3     Expenses..............................................................................31
                  10.4     Termination...........................................................................31
                  10.5     Further Assurances....................................................................31
                  10.6     Arbitration...........................................................................31
                  10.7     Entire Agreement; Amendments and Waivers..............................................32
                  10.8     Governing Law.........................................................................32
                  10.9     Table of Contents and Headings........................................................32
                  10.10    Notices...............................................................................32
                  10.11    Agent of Seller and Shareholders......................................................34
                  10.12    Binding Nature of Agreement; Assignment...............................................34
                  10.13    Severability..........................................................................34
                  10.14    Counterparts..........................................................................34




                                      iii

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                            SCHEDULES AND EXHIBITS

Exhibit A         -        Subordinated Note
Exhibit B         -        Warrant

Schedule 1.1(a)   -        Assets
Schedule 1.1(c)   -        Records
Schedule 1.1(d)   -        Intellectual Property
Schedule 2.5      -        Allocation of Purchase Price
Schedule 3.6      -        Financial Information
Schedule 3.7      -        Intangible Property
Schedule 3.8(a)   -        Employee Benefit Plans
Schedule 3.8(b)   -        Material Obligations Regarding Employee Benefit Plans
Schedule 3.9(b)   -        Employees of Seller
Schedule 3.9(c)   -        Obligations to Employees
Schedule 3.10     -        Litigation
Schedule 3.11     -        Permits
Schedule 3.12     -        Insurance Policies
Schedule 3.13     -        Related Party Transactions
Schedule 3.14     -        Actions Since November 1, 1997
Schedule 3.16     -        Material Contracts
Schedule 3.17     -        Environmental Matters
Schedule 4.3      -        Consents
Schedule 7.4      -        Certain Financial Statements

                           ASSET PURCHASE AGREEMENT


                  THIS ASSET PURCHASE AGREEMENT, dated as of December 3, 1997 (the "Agreement"), by and among Berger Holdings, Ltd., a Pennsylvania corporation ("Buyer"), Benjamin Obdyke Incorporated, a Delaware corporation ("Seller") and the shareholders of Seller listed on the signature page hereto (each, a "Shareholder" and, collectively, the "Shareholders").


                             W I T N E S S E T H:

                  WHEREAS, Seller is currently engaged in the manufacture and sale of commercial and residential roof drainage products, including gutters, downspouts, associated fittings, hardware, accessories, snowguards, roof edgings and soffit products (the "Business") and the roll vent business and the manufacture and distribution of certain building products (other than roof drainage products) (the "Excluded Business") with manufacturing and sales facilities located in the Commonwealth of Pennsylvania;

                  WHEREAS, the Shareholders own all of the issued and outstanding capital stock of Seller;

                  WHEREAS, Buyer desires to purchase, and Seller desires to sell, the Assets (as defined below) that relate to the Business on the terms set forth below.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

                                   ARTICLE I

                            ASSETS AND LIABILITIES

                  1.1 Assets to be Purchased. On the Closing Date (as hereinafter defined) and subject to the terms and conditions contained in this Agreement, Seller shall sell, transfer, assign and deliver to Buyer, and Buyer shall purchase, assume and accept from Seller, free and clear of all liens and encumbrances, all right, title and interest in and to all of the assets owned by Seller used or useable in the Business (the "Assets"), but not the assets of Seller related to the Excluded Business. The Assets include without limitation the following:

                           (a)  the Equipment listed on Schedule 1.1(a) hereto;

                           (b)  All Seller's inventory related to the Business
as of the Closing Date that is in good condition, excluding broken or damaged goods (collectively, the

"Inventory"), and the supplies of Seller related to the Business, including without limitation packaging and all related supplies (the "Supplies");

                           (c) the records relating to the Business listed on
Schedule 1.1(c) hereto; and

                           (d) All trademarks, service marks, trade names, logos
and other intellectual property of Seller relating to the Business, including without limitation all know-how and trade secrets related to the Business, and those items set forth on Schedule 1.1(d) hereto.

                  1.2 Excluded Assets. The Assets do not include assets utilized solely in the Excluded Business, cash, accounts receivable, prepaid rents, deposits and those items listed on Schedule 1.2 hereto.

                  1.3 No Assumption of Liabilities. Buyer shall not assume and shall in no event be liable for any debts, liabilities or obligations of Seller (hereinafter be referred to as the "Seller Liabilities"), whether fixed or contingent, known or unknown, liquidated or unliquidated, secured or unsecured, or otherwise and regardless of when they arose or arise, including, but not limited to, all liabilities attributable to any Employee Benefit Plans of Seller or otherwise arising out of any employment relationships between Seller (or any Affiliates of Seller) and any employees of Seller (or any Affiliated Seller) and any environmental liabilities or obligations.

                                  ARTICLE II

                 PURCHASE PRICE; ADJUSTMENTS TO PURCHASE PRICE

                  2.1 Purchase Price. The aggregate consideration (the "Purchase Price") paid or payable (i) to Seller by Buyer in exchange for the sale, transfer, assignment and delivery of the Assets, subject to adjustments pursuant to Section 2.2, and in consideration of its agreement pursuant to
Section 7.3 hereof, and (ii) the Shareholders in consideration of their agreements pursuant to Section 7.3 hereof, shall consist of the following:

                           (a) On the Closing Date, cash (the "Cash"), to be
delivered by wire transfer to an account designated by Seller or check drawn to the order of Seller, in the aggregate amount of Ten Million Dollars ($10,000,000);

                           (b) On the Closing Date, the non-negotiable,
subordinated note of Buyer, in the original principal amount of One Million Five Hundred Thousand Dollars ($1,500,000), in the form attached hereto as Exhibit A, subject to modifications to the subordination provisions thereof based upon the requests of Persons agreeing to provide debt financing to the Company contemporaneously with Closing, which modifications are reasonably acceptable to Seller (the "Subordinated Note");

                           (c) On the Closing Date, one hundred twenty-five
thousand (125,000) shares (the "Shares") of the common stock of Buyer, $0.01 par value (the "Common Stock"); and

                           (d) On the Closing Date, a warrant, in the form
attached hereto as Exhibit B (the "Warrant") to purchase 50,000 shares of the Common Stock. The Warrant shall be exercisable at any time from the Closing Date until December 31, 1999, and the exercise price per share of Common Stock shall be One Hundred Twenty Percent (120%) of the average of the Closing Price (as defined below) for the ten consecutive Trading Days ending with the Trading Day immediately prior to the Closing Date.

                  2.2 Adjustments to Purchase Price. The Purchase Price shall be increased or decreased, on a dollar-for-dollar basis, in accordance with
Section 2.4 hereof, for each dollar that the Adjusted Inventory Value as of the close of business on the Closing Date exceeds or is less than the $3,000,000. "Adjusted Inventory Value" shall mean the sum of the Valuation Amounts of each item of Inventory. The "Valuation Amount" of each item of Inventory (other than Obsolete Inventory) shall be 100% of the Base Value of such item of Inventory. The "Base Value" of any item of Inventory shall be Seller's average vendor invoice cost for such item of Inventory, calculated on a "first in - first out" basis (the "Seller Item Cost"); provided, however, that if, for any item of Inventory, the Seller Item Cost is more than One Hundred Ten Percent (110%) of Buyer's average vendor invoice cost calculated on a "first in - first out" basis (the "Buyer Item Cost"), the Chief Operating Officers of Buyer and Seller shall attempt to agree on a Base Value for such item and, if they cannot so agree prior to Closing, the Base Value shall be the mean of the Seller Item Cost and the Buyer Item Cost; provided, further, that no adjustments shall be made pursuant to the immediately preceding proviso unless the sum of such adjustments is at least Twenty Thousand Dollars ($20,000), in which event all such adjustments shall be made (e.g., if the sum of such adjustments is Twenty Thousand and One Dollars ($20,001), the total adjustments shall be Twenty Thousand and One Dollars ($20,001)). The Valuation Amount of each item of Obsolete Inventory shall equal 100% of the Base Value of such item of Obsolete Inventory until the aggregate Valuation Amounts of all items of Obsolete Inventory equals $300,000. The Valuation Amount of any additional Obsolete Inventory shall be 80% of its Base Value.

                  2.3 Adjustments and Allocations.

                           (a) Adjusted Inventory Value. The Base Value of each
item of Inventory shall be determined as follows:

                               (i) On or prior to December 31, 1997, Buyer
shall submit to Seller a list of the Inventory based upon the results of a physical inventory to be accomplished by Buyer on or about December 30, 1997 (the "Physical Inventory"), and Seller shall assign to each item so listed its Seller Item Cost.

                               (ii) As soon as practicable after receiving the
list and assigned costs referred to in Section 2.3(a)(i), Buyer shall assign to each item of Inventory its Buyer Item Cost.

                               (iii) Based on the foregoing, Buyer and Seller
shall reach agreement prior to Closing on the Adjusted Inventory Value in accordance with Section 2.2.

                           (b) In the event that agreement is not reached on the
Adjusted Inventory Value prior to Closing, Seller's reasonable estimate made in accordance with Sections 2.2 and 2.3 hereof shall be utilized for purposes of Closing, and Buyer shall notify Seller in writing within two weeks after the Closing Date of such dispute, its calculation of the applicable amounts, and the basis therefor. Subsequent to such notice, the parties shall submit such dispute for resolution to KPMG Peat Marwick LLP (the "Independent Accountants"). The parties shall share equally in the fees and expenses of such resolution. Should the Independent Accountants be unwilling or unable to resolve such dispute within sixty (60) days of notice thereof by Buyer, either party may submit the dispute to arbitration in accordance with Section 10.6 hereof.

                  2.4 Adjustment to the Purchase Price. Any increase to the Purchase Price pursuant to Section 2.2 hereof shall be accomplished by an increase in the original principal amount of the Subordinated Note. Any decrease to the Purchase Price pursuant to Section 2.2 hereof shall be accomplished by a decrease in the original principal amount of the Subordinated Note and then, if necessary, by reducing the number of Shares (valuing each Share at the greater of (i) the Closing Price on the Trading Day immediately prior to the Closing Date and (ii) Four Dollars ($4.00)) and then, if necessary, by decreasing the cash to be delivered at Closing.

                  2.5 Allocation of Purchase Price. The Purchase Price shall be allocated for all applicable tax and accounting purposes, including without limitation filings required under Section 1060 of the Internal Revenue Code of 1986, as amended, and all regulations thereunder, as set forth on Schedule 2.5 hereto.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES
                        OF SELLER AND THE SHAREHOLDERS

                  Seller and each of the Shareholders, jointly and severally, hereby represent and warrant to Buyer, subject to any exceptions listed on
Schedule 3 hereto, which exceptions specifically reference the applicable sections of this Article III, as follows:

                  3.1 Corporate Status; Authority. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Seller is not qualified to do business as a foreign corporation in any other state. Seller and the Shareholders have the full power and authority to execute and deliver this Agreement and any and all other documents or instruments to be executed and/or delivered by Seller or any Shareholder in connection herewith (collectively, the "Seller Purchase Documents") and to perform their obligations hereunder and thereunder.

                  3.2 Due Authorization; Validity of Agreement. The execution, delivery and performance of this Agreement and the Seller Purchase Documents by Seller and the Shareholders have been duly authorized and approved by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and the Shareholders and, assuming the due execution and delivery of this Agreement by Buyer, constitutes the valid and binding obligation of Seller and the Shareholders, enforceable against them in accordance with its terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity. Assuming due execution and delivery by Buyer, the Seller Purchase Documents will constitute the valid and binding obligations of Seller and Shareholders, enforceable against them in accordance with their respective terms.

                  3.3 Title to Assets; No Affiliates. Seller has good and marketable title to all the Assets, which at the time of Closing will be free and clear of all Liens. None of the Assets is held by Seller on consignment. As of Closing, no Affiliate of Seller will be engaged in the Business or own assets related to the Business.

                  3.4 Condition of Assets. The Inventory is in good condition. The Equipment is in good operating order, normal wear and tear excepted. The Supplies are in good and useable condition.

                  3.5 Conflicts; Consents of Third Parties.

                           (a) Neither the execution and delivery by Seller or
any Shareholder of this Agreement and any of the Seller Purchase Documents, the consummation by Seller or any Shareholder of the transactions contemplated hereby and thereby, nor compliance by Seller or any Shareholder with any of the provisions hereof or thereof will (i) conflict with, violate, result in the breach or termination of, constitute a default under, or give rise to any right of acceleration under, any Contract to which Seller or any Shareholder is a party or by which Seller or any Shareholder or any of their properties or assets is bound; (ii) violate any Law or Order of any Governmental Body by which Seller is bound; or (iii) result in the creation of any Lien upon the properties or assets of Seller.

                           (b) No waiver, Order or Permit, or declaration or
filing with or notification to, any Person or Governmental Body is required on the part of Seller in connection with the execution and delivery of this Agreement or the Seller Purchase Documents, the compliance by Seller or any Shareholder with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby.

                  3.6 Financial Information. The Shareholder has delivered to Buyer the financial information attached hereto as Schedule 3.6. The information set forth on Schedule 3.6 has been prepared from Seller's business records and presents fairly the information reflected therein.

                  3.7 Intangible Property. Schedule 3.7 hereto contains a complete and correct list of each patent, trademark, trade name, service mark and copyright or other intellectual property (collectively, the "Intellectual Property") owned or used by Seller in the operation of the Business, as well as all registrations thereof and pending applications therefor, and each license or other agreement relating thereto. Except as set forth on Schedule
3.7 hereto, there is no item of Intellectual Property used in the conduct of the Business. No process used by Seller in the Business or any product manufactured or sold by Seller as part of the Business infringes upon any patent, patent application, trademark or trade name, or misappropriates any trade secret, of any other party.

                  3.8 Employee Benefits. Seller has made available to Buyer true and complete copies of the Employee Benefit Plans of Seller, including all amendments thereto, and has set forth on Schedule 3.8(a) a complete list of all material employee benefit plans within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") maintained by Seller or to which Seller currently contributes which provide any benefits to current employees of Seller (collectively, "Employee Benefit Plans"). Seller does not have any current obligation to contribute to any "multiemployer plan," within the meaning of Section 3(37) of ERISA, with respect to its employees. No provision of this Agreement shall create any third-party beneficiary rights in any employee and former employee (including any beneficiary or dependent thereof) of Seller in respect of continued employment (or resumed employment), and no provision hereof shall create any such third-party beneficiary rights in any such Person in respect of any benefits that may be provided, directly or indirectly, under any employee benefit plan or arrangement, including the currently existing Employee Benefit Plans.

                  3.9 Labor.

                           (a) (i)  Seller has paid in full to, or accrued on
behalf of, all Seller Personnel all wages, salaries, commissions, bonuses and other direct compensation for all services performed by them to the Closing Date and has paid all amounts required to be reimbursed to Seller Personnel;
(ii) Seller is in material compliance with all applicable, federal, state, local and foreign laws and regulations respecting employment and employment practices, labor relations, terms and conditions of employment and wages and hours; (iii) there is no unfair labor practice complaint or charge against Seller threatened or pending before the National Labor Relations Board or any comparable state, local or foreign agency or other Governmental Entity; (iv) there is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Seller, threatened against or involving Seller; (v) no representation question exists respecting the employees of Seller; (vi) no grievance which will have a Material Adverse Effect is pending and no claim therefor has been asserted; (vii) the only collective bargaining agreement to which Seller is a party is with Warehouse Employees' Union Local No. 169, which expires December 31, 1998; (viii) no action has been taken, corporate or otherwise, that could result in a termination of employment of a substantial number of Seller Personnel (beyond normal turnover) on or prior to the Closing Date; (ix) Seller has not taken any action which has resulted or is expected to result in a "plant closing" or a "mass layoff" within the meaning of the Worker Adjustment and Retraining Notification ("WARN") Act, or any state or local WARN Act, with respect to Seller Personnel since the effective date of such Act; (x) Seller shall be responsible for all notifications required by federal, state and local WARN Acts as a result of this transaction; (xi) since January 1, 1997 neither Seller, any Affiliate of Seller nor any Shareholder has received notice by charge, complaint, citation, claim or grievance that it has violated or is alleged to have violated federal, state or local laws or regulations or common law concerning the health and safety of Seller Personnel, unlawful discrimination in employment, unlawful employment practices, wages and hours, terms or conditions of employment or any other employment-related law, regulation or common law, with respect to any Seller Personnel or any applicant for a position as Seller Personnel; and (xii) no claim is pending which alleges Seller, any Affiliate of Seller or a Shareholder has violated federal, state or local laws or regulations or common law concerning the health and safety of Seller Personnel, unlawful discrimination in employment, unlawful employment practices, wages and hours, terms or conditions of employment or any other employment-related law, regulation or common law, with respect to any Seller Personnel or any applicant for a position as Seller Personnel.

                           (b) Schedule 3.9(b) hereto contains a list of certain
employees of Seller, including the following information: (i) name; (ii) social security number; (iii) the location of employment; (iv) first date of present service; (v) job title or description; (vi) rate of compensation (including any bonus, incentive, profit-sharing or other contingent payment); and (vii) date and amount of last change in compensation rate; provided, that information relating to items (vi) and (vii) need be given only with respect to non-union employees.

                           (c) Except as set forth on Schedule 3.9(c), Seller
has no obligation, whether legal or otherwise, to pay to any of its current or former employees, directors, officers or advisors, any salary, fringe benefit or premium, or to offer any Person employment after the Closing Date. To the Knowledge of Seller, Seller has no obligations or liabilities arising from the termination or cancellation of any employment agreements in effect on or prior to the Closing Date. Except as required by law, Seller is not a party to any employment or consulting agreement, whether written or oral, which cannot be terminated upon notice of thirty (30) days or less without penalty or premium.

                           (d) To the Knowledge of Seller, no present or former
employee of Seller is presently engaged or has threatened to engage in competition with the Business.

                  3.10 Litigation. Except as set forth on Schedule 3.10, there is no suit, action, charge, proceeding, investigation, claim or order pending or, to the Knowledge of Seller or any Shareholder, threatened, against Seller (or, to the knowledge of Seller or any Shareholder, pending or threatened against any of the officers, directors or key employees of Seller with respect to their business activities on behalf of Seller), or to which Seller is otherwise a party, before any court, or before any Governmental Body, including, without limitation, any employment discrimination charge before a federal, state of local governmental administrative agency; nor, to the Knowledge of Seller or any Shareholder, is there any reasonable basis for any such action, proceeding, or investigation. Seller is not subject to any Order of any Governmental Body and Seller is not engaged in any legal action to recover monies due it or for damages sustained by it or otherwise.

                  3.11 Compliance with Laws. Seller possesses all material Permits of and from all Governmental Bodies necessary to own or lease its respective properties and assets and to conduct the Business, which Permits are listed on Schedule 3.11 hereto. No proceeding has been threatened or commenced that seeks to, or could reasonably be anticipated to, cause the suspension, modification, revocation or withdrawal of any such Permit. Seller is currently, and at all times has been, in material compliance with all Laws applicable to it relating to the Business; provided, that with respect to the compliance of the Equipment with the provisions of OSHA and the rules and regulations promulgated thereunder, this representation and warranty is made to the Knowledge of Seller. Neither Seller nor any Shareholder has received any written or oral communication alleging that Seller or the operations thereof may be in violation of any Law or any Permit, or may have any liability under any Law, relating to the Business, except for any such violation or liability that would not result in a Material Adverse Effect.

                  3.12 Insurance. Schedule 3.12 sets forth a complete and accurate list of all policies of insurance of any kind or nature covering Seller or any of its employees, properties or assets, including, without limitation, policies of life, disability, fire, theft, workers compensation, employee fidelity and other casualty and liability insurance. All such policies are in full force and effect and Seller is not in material default of any provision thereof. Seller has not received notice from any issuer of any of such policies of such issuer's intention to cancel or refusal to renew any policy issued by it.

                  3.13 Related Party Transactions. Except as set forth in
Schedule 3.13, none of Seller, or any of its officers, employees or Affiliates
(i) owns any direct or indirect interest of any kind in, or controls or is a director, officer, employee or partner of, or consultant to, or lender to or borrower from or has the right to participate in the profits of, any Person which is (A) a competitor, supplier, customer, landlord, tenant, creditor or debtor of Seller, (B) engaged in a business related to the Business or (C) a participant in any transaction related to the Business to which Seller is a party or (ii) is a party to any Contract or transaction with Seller. Since January 1, 1996, Seller has not transferred any equipment or other assets to any employee of Seller or any of Seller's Affiliates, and has not assisted any such employee in establishing a business that might compete in any manner with the Business.

                  3.14 Actions since January 1, 1997. Except as shown on
Schedule 3.14, or as contemplated by this Agreement, since January 1, 1997, there has not been, with respect to Seller, any:

                           (a) change which has had a Material Adverse Effect;

                           (b) termination or amendment of, or a failure in any
material respect to perform obligations or the occurrence of any default under, any contract, lease, agreement or license that has had or could have a Material Adverse Effect;

                           (c) failure to maintain in full force and effect
substantially the same level and types of insurance coverage, or destruction, damage to, or loss of any asset of Seller (whether or not covered by insurance) that has had or could have a Material Adverse Effect;

                           (d) change in accounting or business principles,
methods or practices (including, without limitation, changes in (i) inventory, equipment or supply cost systems or (ii) practices or time periods for billing customers);

                           (e) except as otherwise contemplated by this
Agreement, sale, assignment, or transfer of any tangible or intangible asset, including any rights to Intellectual Property, except in the ordinary course of business and consistent with past practice;

                           (f) waiver or release of any material right or claim
related to the Business, except for cancellations, waivers and releases in the ordinary course of business and consistent with past practice which do not exceed Ten Thousand Dollars ($10,000) individually or Twenty-Five Thousand Dollars ($25,000) in the aggregate;

                           (g) disposition of or lapse of any patent, trademark,
trade name or copyright or any application for the foregoing or any license, permit or authorization to use any of the foregoing;

                           (h) revaluation of any assets of Seller;

                           (i) amendment or termination of the contract,
agreement or license relating to Intellectual Property, or amendment or termination of any other material contract, agreement, license, permit or governmental approval to which Seller is a party;

                           (j) subjecting to Liens any asset of Seller related
to the Business;

                           (k) return of previously ordered equipment or
supplies to the manufacturer or suppliers thereof, except in the ordinary course of business and consistent with past practice;

                           (l) material delay in the purchase of inventory
compared to past ordinary course of business practice and as needed for normal business use;

                           (m) transfer, sale or other disposition of any Asset
from Seller without full consideration being paid, including, without limitation, by dividend or other distribution; or

                           (n) agreement or understanding to take any of the
actions described above in this Section 3.14.

                  3.15 Taxes.

                           (a) "Taxes" shall mean any tax (whether income,
excise, customs, sales or use, value added, ad valorem, real or personal property, license, transfer, employment, social security or any other kind of tax or contribution no matter how denominated), or any assessment, levy, impost, withholding, or other governmental charge in the nature of a tax, and shall include all additions to tax, interest, penalties and fines with respect thereto; and "Returns" shall mean all reports, estimates, information statements and returns of any nature, including amended versions of any of the foregoing, relating to or required to be filed in connection with any Taxes pursuant to the statutes or regulations of any federal, state, local or foreign government taxing authority.

                           (b) The Seller has filed all Returns that are
required to be filed on or before the date hereof. All such returns are true, correct and complete in all material respects. All Taxes shown to be due on such Returns (filed on or before the date hereof) have been paid, and all Taxes which are required to be withheld or collected by the Seller have been duly withheld and collected and, to the extent required, have been paid to the appropriate governmental authority or properly deposited as required by applicable law.

                           (c) Seller has not been audited by any taxing
authority in the last five years and has not been notified of, and to the Knowledge of Seller and the Shareholders, there has not been, any attempt or threat to audit Seller with respect to any Taxes relating to the Business.

                           (d) Seller is not obligated to file any Returns in
any country other than the United States.

                  3.16 Material Contracts. Schedule 3.16 sets forth all Contracts (excluding Contracts that involve total payments to or from Seller (or that impose liabilities on Seller or any other party to the Contract) in excess of Ten Thousand Dollars ($10,000) as to any one Contract or Twenty Five Thousand Dollars ($25,000) in the aggregate as to all such Contracts) relating to the Business to which Seller is a party or by which it is bound, including, without limitation: (i) Contracts with any Shareholder (or any Affiliates of any Shareholder) or any current or former officer or director of Seller; (ii) Contracts with any labor union or association representing any employee of Seller; (iii) Contracts pursuant to which any Person is required to purchase or sell a stated portion of its requirements or output from or to another Person; (iv) Contracts for the sale or lease (as lessor or lessee) of any real or personal property whether or not in the ordinary course of business or for the grant to any Person of any preferential rights to purchase any of its assets; (v) partnership or joint venture agreements; (vi) Contracts containing covenants of Seller or any of its Affiliates not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with Seller in any line of business or in any geographical area; (vii) Contracts relating to the acquisition by Seller of any operating business or the capital stock of any other Person; or (viii) Contracts relating to the borrowing of money. There have been made available to Buyer true and complete copies of each of the Contracts. Except as set forth on Schedule 3.16, each of the Contracts and other agreements is in full force and effect and is the legal, valid and binding obligation of each party thereto, enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 3.16, Seller is not in material default under any Contract, nor, to the Knowledge of any Shareholder, is any other party to any Contract in default thereunder in any material respect.

                  3.17 Environmental Matters.

                           (a) To the Knowledge of Seller, all permits and
licenses regarding the Assets held on the date hereof by Seller pursuant to Environmental Laws are identified in Schedule 3.17, Part I. To the Knowledge of Seller, all Materials of Environmental Concern have been properly disposed of in accordance with the Environmental Laws.

                           (b) Except as set forth in Schedule 3.17, Part II,
there is no Environmental Claim pending against Seller or any Operating Facility or, to the Knowledge of the Seller, threatened against Seller or any Operating Facility, or threatened or pending against any Person whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

                           (c) Except as set forth on Schedule 3.17, Part III,
there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release or threatened release, emission, discharge, disposal or presence of any Materials of Environmental Concern, that, to the Knowledge of Seller, forms the basis of any Environmental Claim against Seller, any Operating Facility or any Person whose liability for any Environmental Claim Seller has or may have retained or assumed either contractually or by operation of law.

                           (d) Except as set forth on Schedule 3.17, Part IV, no
asbestos containing materials or polychlorinated biphenyls are contained in or form a part of any of the Assets.

                  3.18 No Misrepresentation. Except as any representation or warranty contained in this agreement may be limited to the Knowledge of Seller or any Shareholder, no representation or warranty of Seller or any Shareholder contained in this Agreement or in any exhibit or schedule hereto or in any certificate or other agreement or instrument furnished by Seller or any Shareholder to Buyer pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. There are no material facts relating to Seller, the Business or the Assets that have not been reflected in this Agreement, including the exhibits and schedules hereto.

                  3.19 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller or any Shareholder in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

                  3.20 Securities Representations.

                           (a) Seller is domiciled in and each Shareholder is a
resident of the Commonwealth of Pennsylvania, and Seller and each Shareholder is an "accredited investor" as that term is in Rule 501 of Regulation D under the Securities Act.

                           (b) Seller and each Shareholder has read the
Securities Reports. Buyer has made available to Seller and each Shareholder all documents that Seller or any Shareholder has requested relating to the Buyer, the Shares and the Warrants, and any Common Stock issuable upon exercise of the Warrants (collectively the "Securities"), and has provided answers to Seller and all of the Shareholders' questions concerning the Buyer and the Securities. In addition, Seller and each Shareholder has had an opportunity to discuss the Buyer and the Securities with representatives of Buyer and to ask questions of them. Without limiting the foregoing, Seller and each Shareholder understands and acknowledges that neither Buyer nor anyone acting on its behalf has made any representations or warranties other than those contained herein respecting Buyer or the future conduct of Buyer's business or of Seller's business, and neither Seller nor any Shareholder has relied upon any representations or warranties other than those contained herein in the belief that they were made on behalf of Buyer.

                           (c) Seller and each Shareholder recognizes that
receipt of the Shares involves certain risks, including without limitation those set forth in the Registration Statement on the Form S-3 that is one of the Securities Reports and has sufficient knowledge to understand all such risks.


                           (d) Seller and each Shareholder is acquiring the
Securities to be issued to it without a view to any distribution or resale thereof, other than a resale that, in the opinion of Seller's counsel, which opinion is satisfactory to Buyer, may be made without violating the registration provisions of the Securities Act or applicable Pennsylvania securities laws. The Securities are "restricted securities" within the meaning of Rule 144 under the Securities Act and have not been registered under the Securities Act and therefore must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from registration is available.

                           (e) Seller and each Shareholder understands that
there shall be endorsed on the certificate evidencing each share of Common Stock issued pursuant to this Agreement or the Warrant delivered contemporaneously herewith a legend substantially similar to the following:

                           "THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE '1933 ACT'), OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND ARE 'RESTRICTED SECURITIES' AS DEFINED BY RULE 144 UNDER THE 1933 ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR DISTRIBUTED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT REGISTERING THE SHARES UNDER THE 1933 ACT, OR IN LIEU THEREOF, AN OPINION OF COUNSEL, WHICH OPINION IS SATISFACTORY TO THE ISSUER OF THE SHARES, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACTS."

                  3.21 Solvency. Seller is, and shall subsequent to Closing be, solvent, and shall have sufficient working capital to pays its debts and obligations as they become due.

                                  ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

                  Buyer hereby represents and warrants to Seller that:

                  4.1 Organization and Good Standing. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

                  4.2 Authorization of Agreement. Buyer has full corporate power and authority to execute and deliver this Agreement and any and all other documents or instruments to be executed and/or delivered by Buyer in connection herewith (collectively, the "Buyer Purchase Documents"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Buyer of this Agreement and the Buyer Purchase Documents have been duly authorized by all necessary corporate action on behalf of Buyer. This Agreement and each of the Buyer Purchase Documents has been duly executed and delivered by Buyer and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and each the Buyer Purchase Document when so executed and delivered constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  4.3 Conflicts; Consents of Third Parties.

                           (a) Except as set forth on Schedule 4.3 hereto, none
of the execution and delivery by Buyer of this Agreement and of the Buyer Purchase Documents, the consummation by Buyer of the transactions contemplated hereby and thereby or compliance by Buyer with any of the provisions hereof or thereof will (i) conflict with, or result in the breach of, any provision of the certificate of incorporation or by-laws of Buyer, (ii) conflict with, violate, result in the breach or termination of, constitute a default under, or give rise to any right of acceleration under, any Contract to which Buyer is a party or by which Buyer or its properties or assets is bound or (iii) violate any Law or Order of any Governmental Body by which Buyer is bound.

                           (b) Except as set forth on Schedule 4.3, no waiver,
Order or Permit of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Buyer in connection with the execution and delivery of this Agreement or the Buyer Purchase Documents or the compliance by Buyer with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby.

                  4.4 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Buyer in connection with the transactions contemplated by this Agreement and no person is entitled to any fee or commission or like payment in respect thereof.

                  4.5 No Misrepresentation. No representation or warranty of Buyer contained in this Agreement or in any schedule hereto or in any certificate or other agreement or instrument furnished by Buyer to any Shareholder pursuant to the terms hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading. The Securities Reports, as of their respective dates of filing, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading.

                                   ARTICLE V

                        CLOSING; DELIVERIES AT CLOSING

                  5.1 Closing.

                           (a) Closing Date.  The Closing of the transaction
provided for in this Agreement (herein sometimes called the "Closing") shall take place at 10:00 a.m. on January 2, 1998, or such other place and time as shall be agreed to between the parties hereto; provided, however, that if, on January 2, 1998 any of the conditions to Closing specified in Article VIII hereof has not been satisfied or waived, either party shall have the right to delay the time of Closing until such condition is satisfied or waived, subject to the parties' right to terminate this Agreement pursuant to Section 10.4. The date and time of Closing is sometimes herein called the "Closing Date."

                           (b) Deliveries by Seller and Shareholders at Closing.
At Closing, Seller or Shareholders will deliver or cause to be delivered to Buyer the following: (i) all agreements, understandings, assignments, contracts, items and documents referred to in Section 8.2(f); (ii) copies of the minutes of the Board of Directors and shareholders of Seller authorizing the execution and performance of this Agreement and all ancillary agreements, certified by Seller's Secretary; (iii) a bill of sale and general assignment and other applicable transfer instruments transferring to Buyers good title to all of the personal property included in the Assets; (iv) a certificate, dated the Closing Date, executed by each of Shareholders and the President and Secretary of Seller, to the effect that the conditions set forth in Sections 8.2(a) and 8.2(b) hereof have been satisfied; and (v) all such further documents, instruments and agreements which may be reasonably requested by Buyer or its counsel in order to more effectively transfer title to the Assets to Buyer, or to effectuate and carry out any provision of this Agreement.

                           (c) Deliveries by Buyer at Closing.  At the Closing,
Buyer will deliver or cause to be delivered to Seller and Shareholders the following: (i) the Cash; (ii) the Subordinated Note; (iii) the Shares; (iv) the Warrant; (v) a certificate of the Secretary of Buyer, dated the Closing Date, certifying that all necessary action has been taken to authorize the consummation by Buyer of the transactions contemplated by this Agreement and the Buyer Purchase Documents; (vi) a certificate, dated the Closing Date, executed by an authorized officer of Buyer, to the effect that the conditions set forth in Sections 8.3(a) and 8.3(b) hereof have been satisfied; and (vii) all such further documents, instruments and agreements which may be reasonably requested by Seller, Shareholders or their counsel in order to effectuate and carry out the provisions of this Agreement.

                                  ARTICLE VI

              CONDUCT OF THE BUSINESS OF COMPANY PENDING CLOSING

                  6.1 Conduct of the Business Pending Closing.

                  Between the date hereof and the Closing hereunder Seller will, and Shareholders will cause Seller to:

                           (a) Not take or suffer or permit any action which
would render untrue any of the representations or warranties of Shareholders and Seller herein contained, and not omit to take any action, the omission of which would render untrue any such representation or warranty;

                           (b) Conduct the Business in a good and diligent
manner in the ordinary and usual course;

                           (c) Not enter into any Contract relating to the
Business with any party, other than Contracts for the sale of merchandise and Contracts for the purchase of materials and supplies in the ordinary and usual course of business, and not amend, modify or terminate any Contracts without the prior written consent of Buyer;

                           (d) Except as otherwise agreed to by the parties, use
its best efforts to preserve Seller's organization intact as it relates to the Business, except as may be required to comply with the terms hereof, to keep available the services of its employees and sales representatives, and to preserve its relationships with customers, suppliers and others with whom it deals;

                           (e) Not reveal, orally or in writing, to any party,
other than Buyer and Buyer's authorized agents, or in the ordinary course of the Business to any actual or potential customer, any of the business procedures and practices followed by Seller in the conduct of the Business, or any technology used in the processing, evaluation or manufacture of any of the products of the Business;

                           (f) Maintain in full force and effect all of the
insurance policies listed on Schedule 3.12 and make no change in any insurance coverage without the prior written consent of Buyer;

                           (g) Keep the premises occupied by Seller and all of
Seller's equipment and other tangible personal property in good order and repair and perform all necessary repairs and maintenance in accordance with past practices, normal wear and tear excepted;

                           (h) Continue to maintain all of Seller's usual
business books and records in accordance with its past practices and not change its method of accounting;

                           (i) Not issue any capital stock or any option,
warrant or right relating thereto;

                           (j) Not waive any right or cancel any claim relating
to the Business other than in the ordinary course of business;

                           (k) Maintain Seller's corporate existence and not
merge or consolidate with any other entity, except for the acquisition from an Affiliate of assets related to the Business;

                           (l) Except as may be required to comply with the
terms hereof, comply with all provisions of all Contracts and all applicable laws, rules and regulations (except for any non-compliance that would not have a Material Adverse Effect); and

                           (m) Not negotiate with any other person the sale or
other transfer of the Assets, or the capital stock of Seller, or any similar transaction.

                                  ARTICLE VII

                                   COVENANTS

                  7.1 Preservation of Records. Seller and Buyer agree that each of them shall preserve and keep the records held by them relating to the Business for a period of three (3) years from the date hereof and shall make such records and personnel available to the other as may be reasonably required by such party in connection with, among other things, any insurance claims by, Legal Proceedings against or governmental investigations of Seller or Buyer or any of their respective Affiliates or in order to enable Seller or Buyer to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby. In the event either Seller or Buyer wishes to destroy such records after that time, such party shall first give ninety (90) days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that ninety (90) day period, to take possession of the records within one hundred and eighty (180) days after the date of such notice.

                  7.2 Put Option.

                           (a) Seller and the Shareholders, as applicable
(collectively, the "Holder") shall have the option (the "Put Option") to require Buyer to repurchase from the Holder the Shares then held by the Holder at the price of $4.00 per Share, by exercising the Put Option in accordance with the terms of this Section 7.2. Buyer may assign its obligations under this Section 7.2 to any party, in whole or in part, but shall remain liable to Seller and the Shareholders for any such assigned obligations.

                           (b) The Put Option may be exercised, by written
notice in accordance with Section 7.2(d) hereof, one time, but not from time to time, in part or in full, on any of the ten Business Days (as defined below) beginning with the day that is the date of the second anniversary of the Closing Date, or, if such day is not a Business Day, the next subsequent Business Day; provided, however, that should Buyer default on the Subordinated Note, and should such default not be cured in accordance with the terms of the Subordinated Note, after written notice by Seller to Buyer identifying the default, the Put Option shall be immediately exercisable for a period of 30 days beginning on the Business Day after the last Business Day on which Buyer had the right to cure such default. In such event, the Put Option shall terminate at the end of such 30 day period.

                           (c) Notwithstanding the foregoing, the Put Option
shall be permanently terminated with regard to any Shares as to which a Sale Notice is provided in accordance with Section 7.2(f), except to the extent that Buyer fails to make any payment owed in connection therewith pursuant to
Section 7.2(f).

                           (d) Any notice regarding the exercise by the Holder
of the Put Option under this Section 7.2 shall set forth the number of Shares with respect to which the Holder is exercising such Put Option. Payment with respect to the Put Option shall be made by federal wire transfer, payable in same day funds, pursuant to written instructions furnished by the Holder to Buyer in a timely manner, or by any other means as agreed to by the Holder and Buyer. Such payment shall occur no later than ten Business Days after exercise of the Put Option in accordance with the foregoing.

                           (e) Should Buyer or, if applicable, its assignee,
default in the payment of any amount due with respect to Section 8.2(g), the Subordinated Note or the Put Option (i) the amount of such default shall accrue interest from the date first owed until the date paid at a floating interest rate that is five percentage points higher than the Prime Rate and
(ii) if the Buyer should remain in default of the Subordinated Note or the Put Option, as the case may be, 180 days after receiving written notice of such default, Seller and the Shareholders shall be released from the Noncompetition Agreement set forth in Section 7.3 hereof.

                           (f) Any other provision of this Section 7.2
notwithstanding, Buyer may, at its option, at any time (and from time to time) that the Shares are saleable by any Holder without violation of any securities laws, instruct the Holder to sell, by written notice from Buyer to the Holder (a "Sale Notice"), within two Business Days of the receipt of the applicable Sale Notice, such number of Shares as are specified in the applicable Sale Notice (and through, the broker, if any, specified in such Sale Notice), to another party designated by Buyer in such Sale Notice or into the open market. Should any Holder sell pursuant to the preceding sentence, Buyer will pay to the Holder any amount by which the number of shares of Common Stock sold, times $4.00, exceeds the aggregate pre-tax net proceeds of such sale to the Holder. If the Holder fails to sell any Shares that are the subject of a Sale Notice in accordance with the foregoing, the Put Option applicable to such Shares shall automatically terminate.

                  7.3 Noncompetition Agreement.

                           (a) Duration and Extent of Noncompetition Agreement.
For a period of fifteen (15) years from the date hereof, neither Seller nor any Shareholder, nor any Affiliate of any of the foregoing, shall directly or indirectly engage in (as owner, employee, agent, consultant, director, officer, independent contractor or otherwise), or directly or indirectly be financially interested in, any business that is engaged in the manufacture, sale or distribution anywhere in the world of any of the following products from any material: commercial or residential roof drainage products, systems and accessories, including all styles of gutters, downspouts, associated fittings, hardware, accessories, snowguards and roof edgings; siding products; and soffit products (but not to include products that are part of Seller's current ventilation products). Nothing in the foregoing sentence shall be deemed, however, to prevent Seller (i) from owning securities of Buyer, or of any other publicly-owned corporation engaged in any such business, provided that the total amount of securities of each class owned by Shareholder in such other publicly-owned corporation does not exceed five percent (5%) of the outstanding securities of such class or (ii) from exercising any rights to distribution of the

CranePlastics WaterFall (TM) Gutter Guards System retained by Seller in accordance with Section 7.7 hereof.

                           (b) Remedies for Breach. Seller and Shareholders
acknowledge that the restrictions contained in Section 7.3(a) are reasonable and necessary in order to protect Buyer's legitimate interests and that any violation thereof would result in irreparable injury to Buyer. Seller and Shareholders therefore acknowledge and agree that, in the event of any violation thereof, Buyer shall be authorized and entitled to obtain, from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as an equitable accounting of all profits or benefits arising out of such violation, which rights and remedies shall be cumulative and in addition to any other rights or remedies to which Buyer may be entitled. In the event that Section 7.3(a) above is held to be in any respect an unreasonable restriction upon the Seller or any Shareholder, then the court so holding may reduce the territory to which it pertains and/or the period of time in which it operates, or effect any other change to the extent necessary to render such subparagraph enforceable by said court.

                           (c) Extension of Noncompetition Agreement. In the
event of any breach or violation of the restriction contained in Section 7.3(a) above, the period therein specified shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

                  7.4 Financial Statements. Seller shall provide the financial statements of the Business set forth on Schedule 7.4 hereto. Except as otherwise indicated on Schedule 7.4, all such financial statements shall be provided prior to Closing. All such financial statements shall be prepared by Seller's independent accountants. The costs of the financial statements to be prepared in accordance with this Section 7.4 shall be shared equally by Buyer and Seller. Buyer shall be responsible for all costs of any pro forma financial statements to be prepared in connection herewith.

                  7.5 Employees of Seller. Buyer shall have no obligation, at any time, to hire any employee of Seller. Seller shall be responsible for negotiating with any affected unions or labor organizations, including Warehouse Employees' Union Local No. 169, about the effects of this transaction on Seller's employees. Buyer has no such obligation and shall not be responsible for any failure of Seller to negotiate.

                  7.6 Delivery of Assets. Subsequent to Closing, Buyer shall have up to six weeks to take delivery of the Assets. The parties hereby agree that Seller's employees (at Seller's cost) shall (i) disconnect all Equipment from any air hoses or electrical systems and (ii) move all Inventory to a loading dock on Seller's premises to which Buyer has convenient access.

                  7.7 Crane Gutter Product. The parties hereby acknowledge that Seller holds distribution rights from CranePlastics to distribute Crane's WaterFall (TM) Gutter Guards System. The parties hereby agree that, subsequent to Closing, Buyer may seek to obtain such distribution rights from CranePlastics and Seller may seek to retain such rights, but Buyer shall not have any liability to Seller if Buyer obtains such rights and Seller's rights are terminated.

                  7.8 Sales of Shares, etc. Seller and Shareholders hereby agree:

                           (a) not to sell, or otherwise transfer, more than
5,000 shares of Common Stock during any Trading Day without giving the Company two (2) Business Days' written notice thereof; and

                           (b) not to solicit proxies from any of the Company's
shareholders for any purpose or to act as a member of a group, as contemplated by Rule 13d-1 under the Exchange Act, with any other holders of Common Stock.

                  7.9 Satisfaction of Conditions. Each of the parties hereto shall use their reasonable commercial efforts to cause the conditions of the Closing to be satisfied as promptly as practicable.

                  7.10 Access. Immediately after the date of this Agreement, and continuing subsequent to Closing, Buyer and Seller shall provide reasonable access, which access shall not result in any unreasonable burden or expense to Buyer or Seller, as the case may be, at reasonable times and upon reasonable notice to representatives of each other, subject to Section 10.2(b), for purposes of confirming the accuracy of the information set forth herein and for other purposes reasonably related to effectuating the transactions contemplated hereby, including without limitation obtaining information required by Buyer in order to comply with the Exchange Act and the Securities Act.

                  7.11 Removal of Obdyke Name; Sale of Certain Products. Buyer shall have 120 days after Closing to alter any of the Equipment that imprints or otherwise places the name "Benjamin Obdyke Incorporated," the related initials or any shorter version thereof, on any product produced by such Equipment, so that it shall no longer do so. Any item of Inventory, or any product of the Equipment referred to in the first sentence of this paragraph produced prior to the end of such 120 day period, may be sold by Buyer, without altering such item to remove such name or mark.

                  7.12 Unfilled Orders. Seller shall assign to Buyer at Closing all orders with respect to the Business that have not been filled prior to the Closing Date.

                  7.13 Schedules. On or before December 11, 1997, Seller and Shareholders shall provide to Buyer any Schedules required hereby that are not attached at the date of this Agreement. Buyer may terminate this Agreement by written notice to Seller on or before December 19, 1997 if any such Schedule is unsatisfactory to it.

                                 ARTICLE VIII

                             CONDITIONS TO CLOSING

                  8.1 Conditions to Each Party's Obligations. The respective obligations of each party to consummate the transactions contemplated hereby shall be subject to the fulfillment, at or prior to the Closing Date, of the condition that no preliminary or permanent injunction or other order, decree or ruling issued by any court of competent jurisdiction nor any statute, rule, regulation or order entered, promulgated or enacted by any Governmental Entity shall be in effect which would prevent the consummation of the transactions contemplated hereby, and no action, suit, claim or proceeding brought by a governmental authority before any domestic court, governmental agency, commission or administrative or regulatory authority shall have been commenced and be pending which seeks to restrain, prevent or materially delay or restructure the transactions contemplated hereby or which otherwise questions the validity or legality of any such transactions;

                  8.2 Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                           (a) each of Shareholders and Seller shall have
performed or complied in all material respects with all obligations and agreements required to be performed or complied with by them hereunder at or prior to the Closing Date;

                           (b) each of the representations and warranties of
Shareholders and of Seller contained in this Agreement is now, and at all times after the date of this Agreement to and including the time of Closing shall be, true and correct in all material respects;

                           (c) all consents, approvals and waivers required by
Seller from third parties, if any, required to consummate the transactions contemplated hereby shall have been obtained;

                           (d) no litigation, governmental action or other
proceedings involving Seller which might have a Material Adverse Effect on the Business shall be threatened in good faith or commenced against Seller with respect to any matter;

                           (e) no Material Adverse Effect shall have occurred
with respect to the Business or the Assets subsequent to the date of this Agreement;

                           (f) all documents required to be delivered to Buyer
by Seller and Shareholders at or prior to Closing shall have been delivered or shall be tendered at the time and place of Closing;

                           (g) (i) Buyer shall have obtained financing
acceptable to Buyer in its sole discretion in the amount of Ten Million Dollars ($10,000,000) and (ii) Buyer shall have obtained the consent of Summit Bank, N.A. to the transactions contemplated by this Agreement; provided, however, that should Buyer fail to close hereunder based on its inability to obtain financing or the consent of Summit Bank, N.A., it shall pay to Seller the amount of Five Hundred Thousand Dollars ($500,000) as liquidated damages. In such case, Buyer shall have no other liability to Seller or any Shareholder in connection with this Agreement. Any reasonable costs incurred by Seller in collecting such amount (including reasonable attorney's fees and expenses) shall be paid by Buyer.

                  8.3 Conditions to Obligations of Shareholders and Seller. The obligations of Shareholders and Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                           (a) Buyer shall have performed or complied in all
material respects with all obligations and agreements required to be performed or complied with by it hereunder at or prior to the Closing Date;

                           (b) each of the representations and warranties of
Buyer contained in this Agreement is now, and at all times after the date of this Agreement to and including the time of Closing shall be, true and correct in all material respects;

                           (c) all Cash, Securities and documents required to be
delivered to Seller and Shareholders by Buyer shall have been delivered or shall be tendered at the time and place of Closing; and

                           (d) the absence of any material adverse change to
Buyer subsequent to the date of this Agreement.

                                  ARTICLE IX

                 SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION

                  9.1 Statements as Representations. All representations contained in this Agreement shall be deemed a representation and warranty as such terms are used in this Article IX.

                  9.2 Survival of Representations and Warranties. The representations and warranties of Seller, Shareholders and Buyer contained herein shall survive until the day that is eighteen (18) months after the Closing Date, except that the representations and warranties of Seller and Shareholders set forth in Sections 3.3, 3.8, 3.9, 3.15 and 3.17 shall survive until the expiration of the applicable statute of limitations. All covenants, obligations and agreements of Buyer, Shareholders and Seller contained herein shall survive the Closing Date.

                  9.3 General Indemnity.

                           (a) Seller and Shareholders shall jointly and
severally indemnify and hold harmless Buyer and its Affiliates (the "Buyer Group"), from, against and in respect of any and all damages, claims, liabilities or expenses, including, without limitation, interest, penalties and reasonable attorneys' fees (collectively, "Damages"), resulting from, incurred in connection with or arising out of or otherwise in respect of (i) the breach of any representation or warranty of Seller or Shareholders for such period of survival as provided in Section 9.2; provided, that Seller shall not be liable with regard to claims for breaches of representations and warranties in Article 3 hereof (not including Sections 3.3 and 3.4) unless the aggregate amount of such claims exceeds Twenty-Five Thousand Dollars ($25,000) (but if the aggregate amount of such claims exceeds Twenty-Five Thousand Dollars ($25,000), Seller shall be liable for such entire amount), (ii) the nonfulfillment of any unwaived covenant or agreement on the part of Seller or Shareholders set forth in this Agreement or in any agreement or certificate executed and delivered by Seller or Shareholders pursuant to this Agreement,
(iii) all liabilities for Taxes arising from the transfer of the Assets from Seller to Buyer and all liabilities for Taxes of Seller, Shareholders or any of their respective Affiliates for any period prior to or subsequent to the Closing Date, including Bulk Sales Tax, if any; (iv) any and all liabilities, obligations, or responsibilities of Seller, Shareholders or any of their respective Affiliates with respect to any Seller Personnel, or any spouse, dependent or family member of any Seller Personnel, resulting from, relating to or arising out of any action or failure to act which occurred on, prior to or subsequent to the Closing Date, including, without limitation, obligations, liabilities and responsibilities with respect to any (1) discrimination or civil rights claims, wrongful discharge claims, unfair labor practice charges or other charges, claims, complaints or grievances relating to labor relations, employment, employment contracts or contracts for the provision of services, with Seller, any Shareholder or any Affiliate of Seller; (2) claims or actions under federal, state or local WARN Acts for improper notification of a plant closing or mass layoff (3) accidents, events or other occurrences compensable under any applicable workers' compensation or similar state or federal law, except to the limited extent that such obligations, liabilities or responsibilities are required by applicable law to be assumed by Buyer; and
(4) pension plan, severance plan or policy, termination or indemnity payment, salary continuation agreement or practice, special bonuses or any similar costs or obligations; (v) all liabilities of Seller, whether incurred on, prior to, or subsequent to the Closing Date, including without limitation any liabilities with respect to any Environmental Claim or Environmental Laws and claims of infringement of Intellectual Property rights of others with respect to actions or failures to act prior to the Closing; (vi) all litigation resulting from, incurred in connection with or arising out of or otherwise in respect of the conduct of the Business on or prior to the Closing; (vii) any and all fees and expenses and other transaction costs, including, without limitation, attorneys' fees, financial advisors' fees or accountants' fees incurred by any Shareholder, Seller or any of their respective Affiliates, in each case in connection with this Agreement or the transactions contemplated by this Agreement, and (viii) any and all actions, suits, claims, proceedings, investigations, audits, examinations, demands, assessments, fines, judgments, settlements, interest, penalties, costs, remedial actions and other expenses (collectively, "Actions") pertaining to or arising out of any of the foregoing in this Section 9.3(a). The indemnities set forth in clauses (iii) through (vii) if the preceding sentence shall be referred to as the "Specific Indemnities." Seller and Shareholders hereby acknowledge that the Specific Indemnities are in addition to, and in no way in limitation of, any other obligations of indemnity set forth herein.

                           (b) Buyer shall indemnify and hold harmless Seller
and Shareholders from, against and in respect of any and all Damages resulting from, incurred in connection with or arising out of or otherwise in respect of
(i) the breach of any representation or warranty of Buyer for such period of survival as provided in Section 9.2, (ii) the nonfulfillment of any unwaived covenant or agreement on the part of Buyer set forth in this Agreement or in any agreement or certificate executed and delivered by Buyer pursuant to this Agreement, (iii) any and all fees and expenses, including, without limitation, attorneys' fees, financial advisors' fees, accountants' fees and brokers' or finders' fees incurred by Buyer in connection with this Agreement or the transactions contemplated by this Agreement, (iv) the conduct of the Business by Buyer subsequent to the Closing Date and (v) any and all Actions pertaining to or arising out of any of the foregoing in this Section 9.3(b).

                  9.4 Interest on Indemnification Obligations. In the case of any payments in respect of the indemnification obligations set forth in
Section 9.3, interest shall accrue on the amount of such payment from the date payment is made by the Person seeking indemnification until the same is reimbursed at a rate per annum equal to the Prime Rate plus five percent.

                  9.5 Indemnification Procedure. All claims for indemnification by a Person entitled to be indemnified hereunder (an "Indemnitee") by another Person (an "Indemnitor"), shall be asserted and resolved as follows:

                           (a) In the event that any claim or demand for which
an Indemnitee may claim indemnity is asserted against or sought to be collected from an Indemnitee by a third party, the Indemnitee shall notify the Indemnitor within fifteen (15) days following the receipt by the Indemnitee of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim Notice"); provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Article IX unless, and only to the extent that, such failure so to notify results in the loss of substantive rights or defenses.

                           (b) An Indemnitor shall have thirty (30) days from
the date on which the Claim Notice is duly given (the "Notice Period") to notify an Indemnitee (i) whether or not it disputes the liability of the Indemnitor to the Indemnitee hereunder with respect to such claim or demand and (ii) whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against such claim or demand; provided, however, that the Indemnitor shall not be entitled to assume the defense of any proceeding pursuant to Section 9.5(b)(ii) unless it has accepted and assumed in writing the obligation to indemnify the Indemnitee with respect to Damages arising from or relating to such claim or demand. If an Indemnitor does not notify an

Indemnitee within the Notice Period that it disputes its liability to the Indemnitee, the Indemnitor shall be liable for the amount of any Damages related thereto.

                           (c) In the event an Indemnitor notifies an Indemnitee
within the Notice Period that it desires to defend the Indemnitee against such claim or demand from the Indemnitee, then except as hereinafter provided the Indemnitor shall defend, at its sole cost and expense, the Indemnitee by appropriate proceedings, shall use its best efforts to settle or prosecute such proceedings to a final conclusion in such a manner as to avoid any risk of the Indemnitee becoming subject to any injunctive or other equitable order for relief or to liability for any other matter, and shall control the conduct of such defense; provided, however, that the Indemnitor shall not, without the prior written consent of the Indemnitee, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability in respect of such claim or litigation. If the defendants in any such claim or demand include both the Indemnitor and the Indemnitee, and the Indemnitee, following consultation with and notice to the Indemnitor, shall have received the opinion of outside counsel, reasonably acceptable to the Indemnitor, stating that there may be legal defenses or rights available to the Indemnitee which are different from, in actual or potential conflict with, or additional to those available to the Indemnitor, the Indemnitee shall have the right to select one law firm to act at the Indemnitor's expense as separate counsel, on behalf of the Indemnitee.
In addition, if the Indemnitee desires to participate in, but not control, any other defense or settlement, it may do so at its sole cost and expense. So long as the Indemnitor is defending in good faith any such claim or demand, the Indemnitee shall not settle such claim or demand without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

                           (d) In the event an Indemnitee should have a claim
against an Indemnitor hereunder which does not involve a claim or demand being asserted against or sought to be collected from the Indemnitee by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor; provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Article IX unless, and only to the extent that, such failure so to notify results in the loss of substantive rights or defenses. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such claim, the Indemnitor shall be liable for the amount of any Damages related thereto.

                  9.6 Remedies Cumulative. The remedies provided in this
Article IX are not exclusive and shall not preclude assertion by any party hereto of any other rights or the seeking of any other remedies against any party hereto.

                  9.7 Limitations of Shareholders' Liability.

                           (a) The liability of the Shareholders pursuant to
this Article IX shall be limited to the aggregate amount of all payments or distributions received after October 31,

1997 by the Shareholders or any Affiliate of any Shareholder from Seller or any Affiliate of Seller in any form and in any capacity, except that distributions to a Shareholder or any Affiliate thereof from Seller or any Affiliate thereof on account of income taxes payable by Shareholders on Seller's Subchapter-S income shall not be counted as a payment or distribution for the purposes of this Section 9.7.

                           (b) Buyer shall not seek to assert any liability
against any Shareholder unless at least thirty (30) days have elapsed since a previous demand by Buyer against Seller with regard to such liability, and such amount has not been paid to Buyer. Should Buyer obtain final judgments against any Shareholder with regard to any liability, it shall not seek to enforce such judgment against any Shareholder unless at least ten (10) days have elapsed since Buyer has given Seller notice of such judgment and such judgment has not been satisfied.

                                   ARTICLE X

                                 MISCELLANEOUS

                  10.1 Certain Definitions.

                  For purposes of this Agreement, the following terms shall have the meanings specified in this Section 10.1:

                  "Adjusted Inventory Value" shall have the meaning set forth in
Section 2.2 hereof.

                  "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. Each Shareholder shall be deemed to be an Affiliate of Seller.

                  "Agent" shall have the meaning set forth in Section 11.11 hereof.

                  "Assets" shall have the meaning set forth in Section 1.1 hereof.

                  "Business" shall have the meaning set forth in the Recitals hereto.

                  "Business Day" means any day of the year on which federally chartered banking institutions in Philadelphia, Pennsylvania, are open to the public for conducting business and are not required or authorized to close.

                  "Buyer" shall have the meaning set forth in the Preamble hereto.

                  "Buyer Item Cost" shall have the meaning set forth in
Section 2.2 hereof.

                  "Cash" shall have the meaning set forth in Section 2.1 hereof.

                  "Closing Price" means, as of any date, (i) the closing sale price of the Common Stock on Nasdaq; (ii) the closing sale price of the Common Stock on the principal securities exchange on which the Common Stock is then listed or admitted to trading, if the Common Stock is not included for quotation on Nasdaq at any time of determination; or (iii) the average of the mean between the last bid and asked prices per share of Common Stock, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, if the Common Stock is traded in the over-the-counter market, and not on a securities exchange or on Nasdaq at any time of determination, or, if not so reported, the average of the closing bid and asked prices for the Common Stock as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Common Stock" shall have the meaning given in Section 2.1 hereof.

                  "Confidential Information" means all documents and other information provided by any party to this Agreement to any other party, whether written or oral, unless otherwise agreed in writing, provided that such information shall not include information which: (a) is or becomes public knowledge other than through the unauthorized disclosure of the party who has received such information; (b) was known to the receiving party, before receipt from the disclosing party; (c) is received legally without restriction on disclosure from a third party who has the right to make such disclosure; or
(d) is required to be disclosed in order to comply with a judicial order or decree or with any law or regulation of any governmental authority.

                  "Contract" means any oral or written contract, agreement, indenture, note, bond, loan, instrument, lease, commitment, employment agreement, covenant not to compete or other arrangement or agreement.

                  "Employee Benefit Plans" shall have the meaning set forth in
Section 3.8 hereof.

                  "Environmental Claim" shall mean any notice by a Person alleging actual or potential liability (including, without limitation, liability for any investigatory cost, cleanup cost, governmental response cost, natural resources damage, property damage, diminution in property value, personal injury, fine or penalty) arising out of, based on or resulting from the presence, use, handling, emission, transport, disposal, discharge or release or threatened release of any Material of Environmental Concern at any location, whether or not owned by Seller.

                  "Environmental Laws" shall mean all applicable federal, state, local and foreign laws, ordinances, rules, regulations or common law relating to pollution or protection of human health or safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, those relating to the emission, discharge, release or threatened release, presence of, manufacture, processing, distribution, use, treatment, storage, disposal, transport, recycling, reporting or handling of Materials of Environmental Concern.

                  "Equipment" shall mean that portion of the Assets that is indicated on Schedule 1.1(a) hereto to be equipment used in the operation of the Business.

                  "ERISA" shall have the meaning set forth in Section 3.8 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Excluded Business" shall have the meaning set forth in the Recitals hereto.

                  "GAAP" shall mean generally accepted accounting principles.

                  "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

                  "Indemnitee" shall have the meaning set forth in Section 9.5 hereof.

                  "Indemnitor" shall have the meaning set forth in Section 9.5 hereof.

                  "Intellectual Property" shall have the meaning set forth in
Section 3.7 hereof.

                  "Inventory" shall have the meaning set forth in Section 1.1 hereof.

                  "Knowledge of Seller" shall mean knowledge which any Shareholder had as of the date of this Agreement.

                  "Law" means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement, including, without limitation, any Environmental Laws.

                  "Legal Proceeding" means any judicial, administrative or arbitral actions, suits, charges, proceedings (public or private), claims or governmental proceedings.

                  "Lien" means any lien, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever.

                  "Material Adverse Effect" shall mean any material event, change or effect related to the condition (financial or otherwise), properties, assets, liabilities, prospects, businesses, operations or results of operations of the Business.

                  "Materials of Environmental Concern" shall mean hazardous chemicals, pollutants, contaminants, wastes and other toxic or hazardous substances or any other materials or substances that are defined in or regulated under any Environmental Laws.

                  "Nasdaq" means, as of any date, whichever of the Nasdaq SmallCap Market or the Nasdaq National Market, both operated by the Nasdaq Stock Market, Inc., on which the Common Shares are listed at such date.

                  "Obsolete Inventory" shall mean that portion of the Inventory for which the date of receipt is greater than 12 months prior to the Closing Date.

                  "Operating Facility" shall mean any operating facility which is owned by Seller or in the management of which Seller actively participates.

                  "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

                  "OSHA" means the Occupational Safety and Health Act of 1970, as amended, and any other Federal, state or local statute, law, ordinance, code, rule or regulation or judicial or administrative order or decree regulating, relating to or imposing liability or standards of conduct concerning employee safety and/or health, as now or at any time hereafter in effect.

                  "Patents" means any and all United States or foreign patents owned by Seller or the Shareholder, other than the Excluded Intellectual Property.

                  "Permits" means any approvals, authorizations, consents, licenses, permits or certificates, including without limitation any Permits required to handle any Material of Environmental Concern or otherwise required under any Environmental Law.

                  "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

                  "Physical Inventory" shall have the meaning set forth in
Section 2.3 hereof.

                  "Prime Rate" means the prime rate quoted by the Wall Street Journal (Eastern Edition) from time to time.

                  "Purchase Price" shall have the meaning set forth in Section
2.1 hereof.

                  "Returns" shall have the meaning set forth in Section 3.15 hereof.

                  "Sale Notice" shall have the meaning set forth in Section 7.2 hereof.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Securities Reports" means, collectively, the Annual Report on Form 10-K of Buyer for the year ended December 31, 1996, the Quarterly Reports on Form 10-Q of Buyer for the periods ending March 31, June 30 and September 30, 1997, the Proxy Statement of Buyer dated May 20, 1997 and the Registration Statement of Buyer on Form S-3, as filed with the United States Securities and Exchange Commission on November 7, 1996.

                  "Seller" shall have the meaning set forth in the Preamble hereto.

                  "Seller Item Cost" shall have the meaning set forth in
Section 2.2 hereof.

                  "Seller Liabilities" shall have the meaning set forth in
Section 1.3 hereof.

                  "Seller Personnel" shall mean any present or former employee, director, officer, agent, independent contractor, advisor, leased worker, consultant, broker or representative of Seller.

                  "Shares" shall have the meaning set forth in Section 2.1 hereof.

                  "Shareholders" shall have the meaning set forth in the Preamble hereto.

                  "Subordinated Note" shall have the meaning set forth in
Section 2.1 hereof.

                  "Subsidiary" of a Person means any other Person of which a majority of the outstanding voting securities or other voting equity interests are owned, directly or indirectly, by such Person.

                  "Taxes" shall have the meaning set forth in Section 3.15 hereof.

                  "Trading Day" means any Business Day on which Nasdaq (or the principal market for the Shares as of the day of determination) is open for trading.

                  "Warrant" shall have them meaning set forth in Section 2.1 hereof.

                  10.2     Confidentiality; Non-Disparagement.

                           (a) The parties will keep the existence of this
Agreement in confidence; will not discuss the transactions described herein with any person except their respective equity owners, principals, accountants, attorneys, lenders and advisors; and will not otherwise reveal the contents of this Agreement except to the extent necessary to fulfill the conditions of Closing and to the extent the parties, acting in good faith, otherwise mutually agree.

                           (b) For a period of five (5) years after the date of
this Agreement, the parties shall use reasonable care to maintain the confidentiality of any Confidential Information received under this Agreement, except insofar as written approval of the other party to release such information, signed by an authorized representative thereof, is obtained.

                           (c) Neither Seller nor any Shareholder will make any
written or oral, public or private statements that comment adversely, criticize or otherwise disparage Buyer, or any of its directors, officers, partners, employees, services or products or the honesty, integrity, ability or financial condition of Buyer or any of its directors, officers, partners, or employees. Buyer agrees that it and its directors, officers and employees will not make any written or oral, public or private statements that comment adversely, criticize or otherwise disparage Seller, any Shareholder or their respective honesty, integrity, ability or financial condition.

                  10.3 Expenses. The parties shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

                  10.4 Termination. This Agreement may be terminated by written agreement of the parties hereto or by either Buyer or Seller if Closing has not occurred by January 30, 1998 (provided that no breach by the terminating party was responsible for the Closing not occurring by such date), and, in such event, this Agreement shall have no further force or effect and there shall be no liability to the parties hereto except that the parties shall continue to be liable for any breach of this Agreement and Sections 7.2(e), 8.2(g), 10.2(a), 10.2(b), 10.3, 10.6 and 10.8 shall survive such termination or termination pursuant to Section 7.13.

                  10.5 Further Assurances. Each of the Shareholders and Buyer agrees to execute and deliver (and, if applicable, file) such other documents or agreements and to take such other action as may be reasonably necessary or desirable, without payment of further consideration, for the implementation of this Agreement and the consummation and effectuation of the transactions contemplated hereby.

                  10.6 Arbitration.

                           (a) The parties hereto waive their rights to seek
remedies in court, including any right to a jury trial, and agree that in the event of any dispute arising between the parties, such dispute shall be settled by arbitration to be conducted in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association ("AAA") applying the laws of Pennsylvania. Disputes will not be resolved in any other forum or venue. The parties hereto understand that any party's right to appeal or to seek modification of rulings in an arbitration is severely limited. Any award rendered by the arbitrators shall be final and binding and judgment may be entered upon it in any court of competent jurisdiction in Pennsylvania or any other applicable jurisdiction. The fees payable to the AAA shall be shared equally by Buyer and Seller. Notwithstanding the foregoing, the parties agree that they shall retain the right to institute court actions for injunctive and other non-monetary equitable relief.

                           (b) Each of the parties hereto hereby consents to
process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 10.10.

                  10.7 Entire Agreement; Amendments and Waivers. This Agreement (including the schedules and exhibits hereto), the Seller Purchase Documents and the Buyer Purchase Documents represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof or thereof can be waived, only by written instrument making specific reference to this Agreement or specific Seller Purchase Document or Buyer Purchase Document signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement or specific Seller Purchase Document or Buyer Purchase Document shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

                  10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to principles of conflicts of law.

                  10.9 Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

                  10.10 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when delivered personally, sent by nationally recognized overnight courier or mailed by certified mail, return receipt requested, to the parties (and shall also be transmitted by facsimile to the Persons receiving copies thereof) at the following addresses (or to such other address as a party may have specified by notice given to the other party pursuant to this provision):

                  If to Buyer:

                           805 Pennsylvania Boulevard
                           Feasterville, PA  19053
                           Attention:   Joseph F. Weiderman, President
                           Telephone No: (215) 355-1200 (ext. 120)
                           Telecopy No:  (215) 355-7738

                  with a copy to:

                           Wolf, Block, Schorr and Solis-Cohen LLP
                           Twelfth Floor Packard Building
                           111 South 15th Street
                           Philadelphia, Pennsylvania  19102-2678
                           Attention:  Jason M. Shargel, Esquire
                           Telephone No: (215) 977-2216
                           Telecopy No:  (215) 977-2334

                  If to Seller or any Shareholder:

                           Benjamin Obdyke Incorporated
                           John Fitch Industrial Park
                           Warminster, PA  18974
                           Attention:  David Campbell
                           Telephone No: (215) 672-7200
                           Telecopy No:  (215) 672-5204
                  with a copy to:

                           Morgan, Lewis and Bockius
                           2000 One Logan Square
                           Philadelphia, PA  19103-6993
                           Attention:  Stephen M. Goodman, Esquire
                           Telephone No: (215) 963-5086
                           Telecopy No:  (215) 963-5299

                  10.11 Agent of Seller and Shareholders. David Campbell (the "Agent") shall be the agent and attorney-in-fact for Seller and each of the Shareholders, and any notice delivered pursuant to this Agreement shall be deemed to be given to all such parties when such notice is given to the Agent. The Agent shall be entitled to act for and bind and receive all payments on behalf of all such parties for all purposes of this Agreement, and to enter into amendments and supplements to this Agreement as he shall deem desirable, and all such parties hereby appoint the Agent as their agent and attorney-in-fact for all such purposes. All other parties to this Agreement shall be entitled to rely upon such appointment for all such purposes. If the Agent becomes unavailable or refuses to continue to serve in such capacity, Richard Campbell shall succeed him upon written notice thereof to Buyer and he shall thereafter have the same rights and powers.

                  10.12 Binding Nature of Agreement; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. No party may assign or transfer its rights or obligations under this Agreement without the prior written consent of the other parties hereto; provided, however, that Buyer may transfer its rights and obligations under this Agreement, upon written notice to Seller and Shareholders of such assignment, to any Affiliate of Buyer, subject to Buyer's agreement to remain liable at all times for any of its obligations under this Agreement prior to such assignment.

                  10.13 Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

                  10.14 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                         BERGER HOLDINGS, LTD.


                                         By: /s/ Theodore A. Schwartz
                                             -------------------------------
                                             Name:  Theodore A. Schwartz
                                             Title: C.E.O.


                                         BENJAMIN OBDYKE INCORPORATED


                                         By: /s/ Richard Campbell
                                             -------------------------------
                                             Name:  Richard Campbell
                                             Title: Chief Executive Officer


                                         SHAREHOLDERS:



                                         /s/ David Campbell
                                         -----------------------------------
                                         DAVID CAMPBELL



                                         /s/ Richard Campbell
                                         -----------------------------------
                                         RICHARD CAMPBELL

                           [INTENTIONALLY LEFT BLANK]

                                                                      Exhibit A


             THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER
                THE SECURITIES ACT OF 1933, AS AMENDED, OR THE
               SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,
            ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF
       EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER
      SUCH ACT AND LAWS AND, IN THE CASE OF ANY TRANSFER PURSUANT TO SUCH
         EXEMPTIONS, UNTIL THE COMPANY SHALL HAVE RECEIVED THE WRITTEN
        OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY ACCEPTABLE
         TO COUNSEL TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS
          EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE
                               SECURITIES LAWS.

         THIS SUBORDINATED NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER
          CONTAINED IN SECTION 6 HEREOF AND SUBORDINATION PROVISIONS
                        CONTAINED IN SECTION 8 HEREOF.

            THIS SUBORDINATED NOTE IS SUBJECT TO A SETOFF PROVISION
                        CONTAINED IN SECTION 5 HEREOF.

                  9.50% SUBORDINATED NOTE DUE JANUARY 2, 2000

No. 1                                                 Philadelphia, Pennsylvania
                                                                 January 2, 1998

                  BERGER HOLDINGS, LTD., a Pennsylvania corporation (the "Company"), for value received, hereby promises to pay to BENJAMIN OBDYKE INCORPORATED, a Pennsylvania corporation ("Obdyke"), the principal amount of EIGHT HUNDRED SEVENTY-NINE THOUSAND DOLLARS AND NO CENTS ($879,000.00) in six
(6) equal, successive quarterly installments of One Hundred Forty-Six Thousand Dollars and Fifty Cents ($146,000.50) each, to be due on October 2, 1998, January 2, 1999, April 2, 1999, July 2, 1999, October 2, 1999 and January 2, 2000 (the "Maturity Date"). Unless the Default Rate (as hereinafter defined) is in effect, the Company also promises to pay interest in arrears (computed on the basis of a 365-day year) on the unpaid principal amount hereof, from the date hereof, at the rate of Nine and One-Half percent (9.50%) per annum, which interest shall be payable quarterly beginning on October 2, 1998 on the date of each payment of principal. Payments of principal and interest on this 9.50% subordinated note (this "Note") shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. If the date on which any such payment is required to be made pursuant to the provisions of this Note occurs on a day other than a Business Day (as hereinafter defined), such payment shall be due and payable on the next succeeding Business Day.

                  Section 1.  DEFINED TERMS

                  As used herein the following terms shall have the following meanings:

                  "Acquisition" shall mean the acquisition by the Company of certain of the assets of Obdyke pursuant to the Purchase Agreement.

                  "Assignment Form" shall mean the Assignment Form, in the form of Exhibit A hereto, which the registered holder must complete and surrender in order to transfer this Note, pursuant to Section 7.1.

                  "Bank" shall mean Summit Bank, N.A. and other financial institutions who are from time to time parties to the Credit Agreement.

                  "Business Day" shall mean a day other than Saturday, Sunday or other day on which commercial banks in Philadelphia, Pennsylvania are authorized, or required by law to close.

                  "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) designated as such Person's capital stock, whether now outstanding or issued after the date of this Note.

                  "Cash Equivalents" shall mean (a) any evidence of indebtedness, maturing not more than ninety (90) days after the date of issuance, issued by the United States of America or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, or (b) commercial paper, maturing not more than ninety (90) days from the date of issue, which is issued by a corporation (other than an affiliate of the Company) organized under the laws of any state of the United States or of the District of Columbia and rated A-I by Standard & Poor's Corporation or P-I by Moody's Investors Service, Inc.

                  "Change in Control" shall mean shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof; provided, that, without limitation, a Change in Control shall also be deemed to have occurred if and when a material portion (over fifty percent (50%) in value of all assets or revenues) of the Company's assets, operations or businesses shall have been sold to an unaffiliated party or parties.

                  "Credit Agreement" shall mean, taken together as a whole,
(i) the Subordination Agreement [Tandem Capital], dated as of January 2, 1998, between the Company, Sirrom Capital Corporation (d/b/a Tandem Capital), a Tennessee corporation, and the Bank and (ii) the Subordination Agreement [Argosy Investment Partners, L.P.], dated as of January 2, 1998, between the Company, Argosy Investment Partners, L.P., a Pennsylvania limited partnership, and the Bank, as either such agreement may be amended (including any restatement thereof), supplemented, replaced or otherwise modified from time to time.

                  "Default Rate" shall mean an annual rate of interest equal to the greater of (a) twelve percent (12%) or (b) the prime lending rate as published from time to time in The Wall Street Journal or any successor publication thereto plus five percent (5%).

                  "Event of Default" shall have the meaning set forth in
Section 2.

                  "Executive Office" shall mean the Company's principal executive office, 805 Pennsylvania Boulevard, Feasterville, Pennsylvania 19053, which address is subject to change upon notification to the Holders in accordance with Section 9.

                  "Holder" shall mean the Person in whose name this Note is registered on the Register maintained by the Company pursuant to Section 4.

                  "Partnership Interests" shall mean, with respect to any Person, any and all units, shares, interests, participations or other equivalents (however designated, whether voting or nonvoting) representing the right to participate or share in such Person's profits or losses, whether now outstanding or issued after the date of this Note.

                  "Permissible Transferee" shall have the meaning assigned to it in Section 6.3.

                  "Person" shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

                  "Purchase Agreement" shall mean the Asset Purchase Agreement dated as of December 3, 1997, among the Company, Obdyke and the Shareholders.

                  "Register" shall have the meaning set forth in Section 4.

                  "Related Agreements" shall have the meaning set forth in the Purchase Agreement.

                  "Shareholders" shall mean all of the shareholders of Obdyke.

                  "Senior Creditors" shall mean the Bank and the holders of any other Senior Obligations.

                  "Senior Notes" shall mean the promissory notes of the Company evidencing indebtedness to (a) the Bank that are outstanding from time to time under the Credit Agreement and (b) the holders of any other Senior Obligations that are outstanding from time to time.

                  "Senior Obligations" shall mean the following obligations of the Company, whether outstanding on the closing date of the Acquisition or thereafter incurred: (a) all monetary obligations of the Company incurred pursuant to the Credit Agreement, including the principal amount of, and accrued interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, whether or not allowed as an enforceable claim against the debtor pursuant to applicable bankruptcy, insolvency or reorganization laws), the Senior Notes and all indebtedness, liabilities and obligations of the Company in respect thereof, and all other indebtedness, obligations and liabilities (including fees and expenses) of the Company to the Bank now existing or hereafter incurred or created under or with respect to the Senior Notes or the Credit Agreement (including, without limitation, (i) any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, whether or not allowed as an enforceable claim against the Company pursuant to applicable bankruptcy, insolvency or reorganization laws or (ii) any advances by the Senior Creditors which exceed the aggregate face amount of the Senior Notes or any other instrument evidencing any of the Senior Obligations, or which advances are made without regard to, or exceed amounts otherwise available pursuant to, the Credit Agreement or any other agreement between the Company and any of the Senior Creditors, or which are made after the occurrence of a default or event of default under the Credit Agreement or any other agreement between the Company and any of the Senior Creditors), (b) any refinancings of, or increases to, any of the indebtedness described in clause (a) above, which is secured by assets or property of the Company or any subsidiary thereof, (c) all obligations due to the purchase of the Company's 12.25% Subordinated Debentures due 2003 in the aggregate initial principal amount of $2,500,000 and (d) any other indebtedness of the Company which is secured by assets or properties of the Company or any subsidiary thereof, including the principal amount of, and accrued interest (including, without limitation, any interest which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company, whether or not allowed as enforceable claim against the debtor pursuant to applicable bankruptcy, insolvency reorganization laws) on such other indebtedness and all other indebtedness, obligations and liabilities (including fees and expenses) of the Company under or in respect of such indebtedness, or any employee, officer, director, manager or member of the Company.

                  "Transfer" shall mean any direct or indirect sale, assignment, transfer, pledge, encumbrance or hypothecation of an interest in this Note or the grant of a security interest in this Note.

                  "Voting Stock" shall mean, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  Section 2. EVENTS OF DEFAULT

                  Upon the occurrence of any of the following events (each, individually, an "Event of Default" and collectively, "Events of Default"):

                           (a)  The Company shall (i) fail to pay any
installment of the principal of this Note when due in accordance with the terms hereof or (ii) fail to pay any installment of interest on this Note when due in accordance with the terms hereof or any other amount payable hereunder and such failure continues for a period of ten (10) days after written notice thereof from Holder to the Company;

                           (b) The Company shall default on its obligations to
make payments pursuant to the "Put Option" provisions of the Purchase Agreement and such default shall continue for a period of 180 days after written notice thereof from Holder to the Company; or

                           (c) (i) the Company shall commence any case,
proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to the Company, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or the Company shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company any case, proceeding or other action of a nature referred to in clause (i) above which
(A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbounded for a period of ninety (90) consecutive days; or (iii) there shall be commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of the Company's assets, which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed on bond pending appeal within ninety (90) consecutive days from the entry thereof, or (iv) the Company shall take any corporate action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clauses (i), (ii) or (iii) above; or (v) the Company shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

then, and in any such event, but subject to the provisions of Section 8, (1) upon the occurrence of any Event of Default described in subclause (i) or (ii) of clause (c) of this Section 2, the unpaid principal amount of and accrued interest on and all other amounts owing under this Note shall automatically, without any further action of any Person, mature and become due and payable, and (2) upon the occurrence and during the continuation of any other Event of Default, the Holder may at any time (unless all Events of Default shall theretofore have been remedied in full) at its option, by written notice or notices to the Company, declare this Note to be due and payable, whereupon (subject to Section 8) the unpaid principal amount of and accrued interest on and all other amounts owing under this Note shall forthwith mature and become due and payable, all without, presentment, demand, protest or other notice, all of which are hereby expressly waived except as expressly provided above in this
Section 2.

                  Subject to the provisions of Section 8 hereof, (A) during any period in which the Company refuses to make any scheduled principal payment on account of the indebtedness evidenced by this Note despite the fact that it would otherwise be permitted to do so pursuant to Section 8 hereof, interest will accrue on the entire unpaid principal balance of this Note at the Default Rate and (B) interest will accrue at the Default Rate on the principal amount of this Note, if any, that remains unpaid after the Maturity Date.

                  Section 3. REMEDIES ON DEFAULT; NO WAIVER; ETC.

                  Subject to the provisions of Section 8, in case any one or more Events of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise. No course of dealing and no failure to exercise or delay in exercising any right, power or remedy by or an the part of any Holder shall operate as a waiver thereof or otherwise prejudice any Holder's rights, powers or remedies nor shall, any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No right, power or remedy conferred by this Note upon any Holder shall be exclusive of' any other right, power or remedy referred to herein or now or hereafter available by law, in equity or otherwise.

                  Section 4. NOTES REGISTER

                  The Company may deem and treat the Person in whose name this
Note is registered as the owner hereof, notwithstanding any notations of ownership or writing hereon made by anyone other than the Company for all purposes and shall not be affected by any notice to the contrary, until presentation of this Note for registration of transfer as provided in Section
6. The Company shall maintain, at its Executive Office, a register for this Note (the "Register"), in which the Company shall record the name and address of the Person in whose name this Note has been issued, as well, as the name and address of each transferee and assignee and each prior owner of this Note.

                  Section 5. SETOFF

                  The Company is hereby irrevocably authorized at any time and from time to time to set-off, appropriate and apply any and all amounts payable by the Company under this Note (whether or not then due and payable) on account of any indemnity claims or deemed indemnity claims that the Company may from, time to time, have against the Holder or the Shareholders pursuant to Section 9 of the Purchase Agreement; provided, that the Company shall place any amounts it sets off pursuant to this Section 5 in an interest-bearing escrow account maintained by

Bank, or another institution mutually agreeable to the parties hereto, upon terms customary to the escrow accounts maintained by Bank or such other institution, as the case may be, until any dispute regarding such set-off is resolved. The rights of the Company under this Section 5 are in addition to all other rights and remedies which the Company may have under the Purchase Agreement or the Related Agreements.

                  Section 6. TRANSFER AND REPLACEMENT

                  Section 6.1. Transfer. Subject to the restrictions on Transfer contained in Section 6.3, this Note and all rights hereunder are transferable, on the Register, upon the delivery at the Executive Office of
(a) this Note, and (b) a duly completed Assignment Form by the registered holder hereof in person or by a duly authorized attorney. After all of such items shall be delivered, a new note identical to the terms of this Note (other than the name of the transferee) shall be made and delivered by the Company, of the same tenor as this Note, but registered in the name of the transferee. The Company may condition the issuance of any new note in connection with a transfer by any Person on the payment of a sum to cover any stamp tax or other governmental charge imposed in respect to such transfer.

                  Section 6.2. Replacement. Upon receipt by the Company at its Executive Office of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of indemnity or security satisfactory to the Company, and, if mutilated, upon surrender of this Note at such office, the Company will make and deliver a new note identical to the terms of this Note of like tenor in replacement of this Note. This Note shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement.

                  Section 6.3. Restrictions on Transfer. The Holder shall not, directly or indirectly, Transfer this Note or any of this Note unless:

                           (a) such Transfer is of the whole, and not merely a
part, of the Holder's direct or beneficial interest in this Note and is for cash consideration only;

                           (b) such Transfer is made pursuant to an effective
registration statement under the Securities Act of 1933, as amended, and any applicable securities law of any state or pursuant to an exemption from registration under said Act and laws (in which case the Holder shall deliver to the Company an opinion of counsel of recognized standing in securities law (including in-house or special counsel), which opinion of counsel shall be reasonably satisfactory to the Company and obtained at the Holder's expense, to the effect that the proposed Transfer is exempt from registration under applicable federal and state securities laws);

                           (c) such Transfer does not otherwise violate any law,
statute, rule, regulation, order or decree of the United States of America or any state thereof or any governmental authority of any of the foregoing;

                           (d) such Transfer has been approved in writing by the
Company; and

                           (e) the transferee expressly acknowledges in writing
to the Company that the transferee and the transferee's rights to receive payment hereunder are subject to the provisions set forth in Section 8 (including, but not limited to, Section 8.13) and, to certain setoff rights as provided in Section 5.

Notwithstanding any provision to the contrary set forth in this Note, but subject to compliance with clauses (a), (b), (c), and (e) of this Section 6.3, the Holder may transfer this Note to (i) either of the Shareholders, (ii) a spouse or any lineal ancestor or descendant of either of the Shareholders,
(iii) the trustee or trustees of a trust or trusts at any time established for the primary benefit of either of the Shareholders or their respective spouses or any of their respective lineal ancestors or descendants, or (iv) any corporation or other similar Person, one hundred percent (100%) of the Voting Stock or Partnership Interests of which are owned by the Shareholders; provided, that (A) any such trusts shall have no terms inconsistent with the restrictions imposed on the Holder under this Note and (B) as a condition of transfer, any Permissible Transferee (as hereinafter defined) shall execute and deliver to the Company an acknowledgment in form and substance satisfactory to the Company pursuant to which the Permissible Transferee agrees to be bound by all other provisions of this Note. Any Person to whom this Note is transferred pursuant to the immediately preceding sentence is herein referred to as "Permissible Transferee."

Any Person to whom this Note is transferred in accordance with this Section
6.3 (including, but not limited to, a Permissible Transferee) shall take and hold this Note, and this Note shall be, subject to the rights, obligations and restrictions set forth herein with respect to the original Holder of this Note, as if such transferee were such original Holder.

                  Section 6.4. Transfer Otherwise Void. Any purported Transfer of the Holder's interest in this Note made other than in accordance with this
Section 6 shall be void and the Company shall not be required to recognize any equitable or other claims to such interest on the part of any purported transferee.

                  Section 6.5. Restrictive Legend. This Note and each note issued upon Transfer or in exchange or replacement for this Note pursuant to Sections 6.1 or 6.2 shall be stamped or otherwise imprinted with a legend in substantially the following form:

                  THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER SUCH ACT AND LAWS AND, IN THE CASE OF ANY TRANSFER PURSUANT TO SUCH EXEMPTIONS, UNTIL

                  THE COMPANY SHALL HAVE RECEIVED THE WRITTEN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY ACCEPTABLE TO COUNSEL TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

                  THIS SUBORDINATED NOTE IS SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN SECTION 6 HEREOF AND SUBORDINATION PROVISIONS CONTAINED IN SECTION 8 HEREOF.

                  THIS SUBORDINATED NOTE IS SUBJECT TO A SETOFF PROVISION CONTAINED IN SECTION 5 HEREOF.

                  Section 7. PREPAYMENT; REDEMPTION; RESTRICTIONS ON DISTRIBUTION; FINANCIAL STATEMENTS.

                  Section 7.1. Prepayment. Subject to the provisions of
Section 8, the Company, upon not less than thirty (30) days prior written notice to the Holder, may prepay all or any part of the unpaid principal amount of this Note, together with accrued interest, at any time after the date hereof without premium, penalty or other charge.

                  Section 7.2. Redemption. Upon the occurrence of any Change in Control as a result of which the Senior Obligations then outstanding under the Credit Agreement are prepaid in full in cash or Cash Equivalents, this Note shall be subject to redemption in whole (but not in part) at the option of the Holder. Any such redemption shall be made concurrently with such Change in Control (but only after the repayment of the Senior Obligations then outstanding) and be accompanied by the payment of all accrued and unpaid interest on this Note through the date of such redemption and without premium, penalty or other charge. The Company shall give the Holder of this Note no less than thirty (30) days' prior written notice of such Change in Control and the right of redemption provided for herein may be exercised by the Holder by giving written notice thereof to the Company no less than fifteen (15) days prior to such Change in Control.

                  Section 7.3. Restrictions on Distributions. Any restrictions set forth in the Credit Agreement from time to time (or in any new or replacement Credit Agreement or other documents that may evidence or secure the Senior Obligations) regarding the Company's ability to (a) declare, pay or make any distribution of any nature whatsoever on any class of Partnership Interests of the Company or on any options or other rights with respect to any class of Partnership Interests of the Company or (b) apply any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree to purchase or redeem, any units of any class of Partnership Interests of the Company, or options or other rights with respect to any class of Partnership Interests of the Company, are hereby incorporated by reference into this Note and made a part hereof as if such restrictions were set forth in this Section 8.3 in their entirety.

                  Section 8.  SUBORDINATION

                  Section 8.1. Express Subordination. The Company covenants and agrees, and the Holder, by its acceptance of this Note, likewise covenants and agrees, that this Note shall be issued subject to the provisions of this
Section 8 and the Holder, whether a Holder pursuant to original issue or upon Transfer or exchange hereof, accepts and agrees that this Note and the obligations hereunder shall, to the extent and in the manner set forth in this
Section 8, be subordinated in right of payment and enforcement to the prior payment in full, in cash or Cash Equivalents, of all amounts payable under the Senior Obligations.

                  Section 8.2. No Payment on this Note in Certain
Circumstances; No Enforcement.

                           (a) No direct or indirect payment by or on behalf of
the Company upon or in respect of this Note shall be made if, at the time of such payment, there exists a default in the payment of all or any portion of the Senior Obligations, and such default shall not have been cured or waived in writing or the benefits of this sentence shall not have been waived in writing by or on behalf (and at the direction) of the holders of such Senior Obligations.

                           (b) During the continuance of any other event of
default with respect to the Senior Obligations pursuant to which the maturity thereof may be accelerated and upon receipt by the Company of written notice of such event of default from the Bank (a copy of which the Company agrees to give promptly to the Holder (and in no event later than five (5) days following the date of the Company's receipt of such notice)) no direct or indirect payment may be made by or on behalf of the Company upon or in respect of this Note until (i) repayment of the Senior Obligations in full in cash or Cash Equivalents or (ii) such event of default has been cured or waived in writing. The failure of the Senior Creditors to give notice of any event of default shall not constitute a waiver by the Senior Creditors of the right to give such notice at a later date provided that such event of default has not at such time been cured nor shall it constitute a waiver of the right to give such notice by reason of the existence of a similar event of default which exists at the time such notice is given.

                           (c) in the event that, notwithstanding the foregoing,
any payment shall be received by the Holder when such payment is prohibited by
Section 8.2(a) or 8.2(b) of this Note, the Holder shall promptly notify the Bank of such prohibited payment or, in the absence of such notice, the Bank shall notify the Company (which agrees to promptly notify the Holder) or shall directly notify the Holder, and upon receipt of any such notice described above, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the Bank under the Credit Agreement, with the balance to be paid to any other Senior Creditors (pro rata on the basis of the respective amounts of Senior Obligations held by such Senior Creditors) or their representatives, as their respective interests may appear.

                           (d) Anything to the contrary set forth in this Note
notwithstanding, until payment in full of the Senior Obligations in cash or Cash Equivalents, (i) Holder shall not, under any circumstances, (A) cause or permit the acceleration, for any reason, of the maturity of any amount due or to become due under this Note, (B) assert, collect, sue upon or enforce, or attempt to assert, collect, sue upon or enforce, all or any part of the indebtedness evidenced by this Note or (C) take any enforcement actions against the Company with respect to the indebtedness evidenced by this Note and (D) this Note shall be unsecured and, in furtherance thereof, the Holder shall not ask for or demand, directly or indirectly, any security or collateral or accept any grant of a security interest in or transfer of any of the Company's property or assets whether now owned or hereafter acquired. Any grant of a security interest or transfer of property or assets by the Company to, or in favor of, the Holder in violation of this Section 8.2(d) shall be void and, with respect to any such property or assets so transferred, such property and assets shall be (1) segregated from other property held by the Holder, (2) received and held in trust for tho benefit of, and shall be paid over or delivered to, the Senior Creditors (pro rata on the basis of the respective amounts of the Senior Obligations held by such Senior Creditors) or their representatives, as their respective interests appear, (3) paid or delivered to the Senior Creditors in the same form as so received (with any necessary endorsements therefor) by the Holder and (4) applied (in the case of cash) to, or held as collateral in the case of noncash property, Cash Equivalents or other securities) for, the payment or prepayment of the Senior Obligations, as the Senior Creditors may determine in their sole discretion.

                  Section 8.3. Payment Upon Dissolution, Etc.

                           (a) Upon any payment or distribution of assets or
securities of the Company of any kind or character, whether in cash, property or securities, upon any dissolution or winding up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Senior Obligations shall first be paid in full, in cash or Cash Equivalents, before the Holder shall be entitled to receive any payment by the Company on account of this Note or any payment by the Company to acquire this Note for cash, property or securities, or any distribution with respect to this Note of any cash, property or securities; provided, that in such event Holder shall be entitled to receive payments hereunder prior to any payment, distribution of assets or securities of the Company of any kind or character to the general or limited partners of the Company on account of their respective Partnership interests in the Company. Before any payment may be made by, or an behalf of, the Company on this Note upon any such dissolution, winding up, liquidation or reorganization, any payment or distribution of assets or securities of the Company of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, but for the provisions of this Section 9, shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, or by the Holder if received by the Holder, directly to the Bank under the Credit Agreement, with the balance to be paid to any other Senior Creditors (pro rata on the basis of the respective amounts of Senior Obligations held by such Senior Creditors) or their representatives, as their respective interests appear, to the extent necessary to pay all such Senior Obligations in full, in cash or Cash

Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the Senior Creditors.

                           (b) To the extent any payment in respect of the
Senior Obligations (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver trustee in bankruptcy, liquidating trustee, agent or other similar Persons under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, the Senior Obligations or, part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent the obligation to repay any Senior Obligation is declared to be fraudulent, invalid, or otherwise set aside under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then the obligations so declared fraudulent, invalid or otherwise set aside (and all other amounts that would come due with respect thereto had such obligation not been affected) shall be deemed to be reinstated and outstanding as Senior Obligations for all purposes hereof as if such declaration, invalidity or setting aside had not occurred.

                           (c) In the event that, notwithstanding the foregoing
provision prohibiting such payment or distribution, any payment or distribution of assets of securities of the Company of any kind or character, whether in cash, property or securities, shall be received by the Holder at a time when such payment or distribution is prohibited by Section 8.3(a) or 8.3(b) of this Note and before all obligations in respect of the Senior Obligations are paid in full, in cash or Cash Equivalents, such payment or distribution shall be received and held in trust for the benefit of, and shall be paid over or delivered to, the Bank and any other Senior Creditors (pro rata on the basis of the respective amounts of Senior Obligations held by such Senior Creditors) or their representatives, as their respective interests appear, for application to the payment of Senior Obligations remaining unpaid until all such Senior Obligations have been paid in full, in cash or Cash Equivalents, after giving effect to any concurrent payment, distribution or provision therefor to or for the Senior Creditors.

                           (d) For purposes of this Section 8.3 the words "cash,
property or securities" shall not be deemed to include (so long as the effect of this clause is not to cause this Note to be treated it any case or proceeding or similar event described in this Section 8.3 as part of the same class of claims as the Senior Obligations or any class of claims pari passu with, or senior to, the Senior Obligations for any payment or distribution) securities of the Company or any other corporation provided for by a plan of reorganization or readjustment that are subordinated, at least to the extent this Note is subordinated, to the payment of all Senior Obligations then outstanding; provided that (i) if a new corporation results from such reorganization or readjustment such corporation assumes the Senior Obligations and (ii) the rights of the Senior Creditors are not, without their consent, altered by such reorganization or readjustment.

                  Section 8.4. Subrogation.

                           (a) Upon the payment in full of all Senior
Obligations in cash or Cash Equivalents, the Holder shall be subrogated to the rights of the Senior Creditors to receive payments or distributions of cash, property or securities of the company made on such Senior Obligations until the principal amount of and interest on this Note shall be paid in full; and, for the purposes of which subrogation, no payments or distributions to the Senior Creditors of any cash, property or securities to which the Holder would be entitled except for the provisions of this Section 8, and no payment pursuant to the provisions of this Section 8 to the Senior Creditors by the Holder shall, between the Company, its creditors other than the senior Creditors, and the Holder, be deemed to be a payment by the Company to or on account of the Senior Obligations. It is understood that the provisions of this Section 8 are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Creditors, on the other hand.

                           (b) It any payment or distribution to which the
Holder would otherwise have been entitled but for the provisions of this
Section 8 shall have been applied, pursuant to the provisions of this Section 8, to the payment of all amounts payable under the Senior Obligations, then, and in such came, the Holder shall be entitled to receive from the Senior Creditors any payments or distributions received by the Senior Creditors in excess of the amount required to make payment in full, in cash or Cash Equivalents, of such Senior Obligations.

                  Section 8.5. Obligations of Company Unconditional. Nothing contained in this Section 8 or elsewhere in this Note is intended to or shall impair, as between the Company and the Holder, the obligation of the Company, which is absolute and unconditional, to pay to the Holder the principal amount of and interest on this Note as and when the same shall become due and payable in accordance with the terms of this Note, or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the Senior creditors.

                  Section 8.6. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets or securities referred to in this Section 8, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which bankruptcy, dissolution, winding up, liquidation or reorganization proceedings are pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making such payment or distribution, delivered to the Holder for the purpose of ascertaining the Persons entitled to participate in such distribution, the Senior Creditors and other holders of indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

                  Section 8.7. Subordination Right Not Impaired by Acts or Omissions of the company or the Senior Creditors. No right of any present or future Senior Creditors to enforce subordination as provided in this Section 8 will at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any of the Senior Creditors, or by any noncompliance by the Company with the terms of this Note regardless of any knowledge thereof that any such Senior Creditor may have or otherwise he charged with. The Holder acknowledges that the provisions of this Section 8 are expressly intended to be for the benefit of, and shall be enforceable directly and only by, the Senior Creditors.

                  Section 8.8. Holder Authorizes Bank to Effectuate Subordination of the Note. By accepting this Note, the Holder authorizer and expressly directs the Bank on Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Section 8 and appoints the Bank as Holder's attorney-in-fact for such purposes, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the property and assets of the Company, the filing of a claim for the unpaid balance of this Note in the form required in those proceedings. The Bank shall not be liable to Holder for any exercise of the power of attorney granted to Bank hereunder, unless the conduct or actions of Bank in connection with such exercise shall constitute gross negligence or willful misconduct.

                  Section 8.9. Subordination Not to Prevent Events of Default. The failure to make a payment on account of the principal amount of or interest on this Note by reason of any provision of this Section 8 will not be construed as preventing the occurrence of any Event of Default.

                  Section 8.10. No Waiver of Subordination Provisions. Without in any way limiting the generality of Section 8.7, the Senior Creditors may, at any time and from time to time, without the consent of or notice to the Holder, without incurring responsibility no the Holder and without impairing or releasing the subordination provided in this Section 8 or the obligations hereunder of the Holder to the Senior Creditors, do any one or more of the following; (a) change the manner, place or terms of payment or extend the time of payment of, increase the amount of or interest rates with respect to, or otherwise renew or alter, the Senior Obligations or any instrument evidencing the same or any agreement under which Senior Obligations are outstanding or secured, (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Obligations; (c) release any Person liable in any manner for the collection of Senior Obligations; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

                  Section 8.11. Payments May Be Paid Prior to Dissolution. Nothing contained in this Section 8 or elsewhere in this Note shall prevent the Company, except under the conditions described in Sections 7.1, 8.2 or 8.3, from making payments of principal and interest on this Note. The Company shall give prompt written notice to the Holder of any dissolution, winding up, liquidation or reorganization of the Company.

                  Section 8.12. Consent of Senior Creditors. The provisions of this Section 8 (including the definitions contained therein and references to this Section 8 contained in this Note) shall not be amended in a manner that would adversely affect the rights of the Senior Creditors, and no such amendment shall become effective unless the Senior Creditors shall have consented to such amendment in writing.

                  Section 8.13. Senior Creditor Subordination Agreements. The Holder, by acceptance of this Note, agrees that the Holder will, upon the request of any Senior Creditor, execute and deliver to such Senior Creditor, from time to time, a subordination agreement, in the usual and customary form of such Senior Creditor, evidencing, modifying or supplementing the subordination provisions set forth in this Section 8. To the extent that the provisions of any such subordination agreement are inconsistent with the provisions of this Section 8, the provisions of such subordination agreement shall govern and control.

                  Section 9. NOTICES, ETC.

                  All notices, waivers and other communications provided for hereunder shall be in writing, and shall be deemed to be given (a) when delivered, if delivered by hand (with written confirmation of receipt) or by telecopier (as evidenced by receipt of the correct answer back), (b) one day after sending, if sent by nationally recognized overnight delivery specifying next day delivery (with written Confirmation of receipt), or (c) three (3) days after deposited in the mails, if sent by certified mail, with return receipt requested. All such notices, waivers and other communications shall be addressed, if to the Company, 805 Pennsylvania Boulevard, Feasterville, Pennsylvania 19053, and if to the Holder, at its address specified on the Register, or, in each case, to such other addresses as shall be specified by like notice.

                  Section 10. COSTS AND EXPENSES.

                  Company will reimburse Obdyke, upon demand, for all costs and expenses incurred in connection with the collection and/or enforcement of this Note or with respect to any litigation or controversy arising from this Note or such guaranty (including, without limitation, attorneys' fees) whether or not suit is actually instituted.

                  Section 11. GOVERNING LAW.

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA (WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS).

                  Section 12. MISCELLANEOUS

                  The provisions of this Note shall inure to the benefit of and shall be binding upon the Company and the Holder, and their respective heirs, legal representatives, successors and assigns.

Dated as of __________, 199__                        BERGER HOLDINGS, LTD.


                                          By:   ________________________________
                                                Name: Theodore A. Schwartz
                                                Title: Chief Executive Officer

                                   EXHIBIT A

                                ASSIGNMENT FORM

               To Be Executed by the Registered Holder Desiring
                to Transfer the Within 9.50% Subordinated Note

                  FOR VALUE RECEIVED, the undersigned registered holder hereby sells, assigns and transfers unto ______________ the ____ Subordinated Note and does hereby irrevocably constitute and appoint _____________________, attorney to transfer the said ___ Subordinated Note on the books of the Company (as defined in said ____ Subordinated Note), with full power of substitution.
                                          Name of Registered Holder

                                          ------------------------------------
                                          Signature___________________________
                                          Title_______________________________
                                          Address_____________________________

Dated:                    19
in the presence of

-------------------------------

                                    NOTICE:

                  The signature to the foregoing Assignment Form must correspond to the name as written upon the face of the within at Subordinated
Note in every particular, without alteration or enlargement or any change whatsoever.

                                                                      Exhibit B


                  NEITHER THIS WARRANT NOR ANY EXERCISE SHARE (AS DEFINED BELOW) MAY BE OFFERED FOR SALE OR SOLD, OR OTHERWISE TRANSFERRED OR SOLD IN ANY TRANSACTION WHICH WOULD CONSTITUTE A SALE THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), UNLESS (I) SUCH SECURITY HAS BEEN REGISTERED FOR SALE UNDER THE SECURITIES ACT AND REGISTERED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS RELATING TO THE OFFER AND SALE OF SECURITIES, OR (II) EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND THE REGISTRATION OR QUALIFICATION REQUIREMENTS OF ALL SUCH STATE SECURITIES LAWS ARE AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY (AS DEFINED BELOW) AS TO ITS ISSUER, FORM AND CONTENTS, THAT THE PROPOSED SALE OR OTHER DISPOSITION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND WOULD NOT RESULT IN ANY VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS RELATING TO THE REGISTRATION OR QUALIFICATION OF SECURITIES FOR SALE.

                              WARRANT TO PURCHASE

                                 UP TO 50,000

                               COMMON SHARES OF

                             BERGER HOLDINGS, LTD.

           Void after 5:30 p.m. Eastern Time on the Termination Date
                           (as hereinafter defined)

                  This is to certify that, FOR VALUE RECEIVED, BENJAMIN OBDYKE INCORPORATED, a Pennsylvania corporation, or its registered assigns (hereinafter referred to collectively as the "Holder"), is entitled to purchase, subject to the terms and conditions hereof, from the Company, Fifty Thousand (50,000) shares of the common stock, par value $0.0l, of Berger Holdings, Ltd. (the "Company") (the "Common Shares") at any time during the period commencing on the date hereof and ending at 5:30 p.m. on December 31, 1999 (the "Termination Date") at an exercise price of Four Dollars Forty-One and Three-Quarter Cents ($4.4175) per Common Share. This document shall constitute the Warrant Certificate referred to below. The number of Common Shares purchasable upon exercise of this Warrant and the exercise price per share shall be subject to adjustment from time to time upon the occurrence of certain events as set forth below.

                  The Common Shares or any other shares or other units of stock or other securities or property, or any combination thereof receivable upon exercise of this Warrant, as adjusted from time to time, are sometimes referred to hereinafter as "Exercise Shares." The exercise price per share as from time to time in effect is referred to hereinafter as the "Exercise Price."

                   1. Exercise of Warrant; Issuance of Exercise Shares.

                           (a) Exercise of Warrant.  This Warrant may be
exercised in whole or in part at any time or from time to time until and including the Termination Date upon surrender on any business day to the Company at its principal office, together with: (i) a completed and executed Notice of Warrant Exercise in the form set forth in Appendix A hereto and made a part hereof and (ii) payment of the full Exercise Price for the amount of Exercise Shares set forth in the Notice of Warrant Exercise, in lawful money of the United States of America in cash or by certified check or cashier's check, made payable to the order of the Company.

                           In the event that this Warrant shall be duly
exercised in part prior to the Termination Date, the Company shall issue a new Warrant or Warrants of like tenor evidencing the rights of the Holder thereof to purchase the balance of the Exercise Shares purchasable under the Warrant so surrendered that shall not have been purchased.

                           No adjustments shall be made for any cash dividends
on Exercise Shares issuable upon exercise of the Warrant. The Company shall cancel Warrant Certificates surrendered upon exercise thereof.

                           (b) Issuance of Exercise Shares; Delivery of Warrant
Certificate. The Company shall, within ten (10) business days, or as soon thereafter as is practicable, of the exercise of this Warrant, issue in the name of and cause to be delivered to the Holder (or such other person or persons, if any, as the Holder shall have designated in the Notice of Warrant Exercise) one or more Warrant Certificates representing the Exercise Shares to which the Holder (or such other person or persons) shall be entitled upon such exercise under the terms hereof. Such Warrant Certificate or Certificates shall be deemed to have been issued and the Holder (or such other person or persons so designated) shall be deemed to have become the record holder of the Exercise Shares as of the date of the due exercise of this Warrant.

                           (c) Exercise Shares Fully Paid and Non-Assessable.
The Company agrees and covenants that all Exercise Shares issuable upon the due exercise of the Warrant represented by this Warrant Certificate will, upon issuance in accordance with the terms hereof, be duly authorized, validly issued, fully paid and non-assessable.

                           (d) Reservation of Exercise Shares.  At the time of
or before taking any action which would cause an adjustment pursuant to
Section 7 hereof increasing the number of shares of capital stock constituting the Exercise Shares, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company have remaining, after such adjustment, a number of shares of such capital stock unissued and unreserved for other purposes sufficient to permit the exercise of all the then outstanding Warrants of like tenor immediately after such adjustment; the Company will also from time to time take action to increase the authorized amount of its capital stock constituting the Exercise Shares if at any time the number of shares of capital stock authorized but remaining unissued and unreserved for other purposes shall be insufficient to permit the exercise of the Warrants then outstanding. The Company will at all times reserve and keep available, out of the aggregate of its authorized but unissued shares of capital stock, for the purpose of enabling it to satisfy any obligation to issue Exercise Shares upon exercise of Warrants, through the Termination Date, the number of Exercise Shares deliverable upon the full exercise of this Warrant and all other Warrants of like tenor then outstanding.

                           (e) Fractional Shares. The Company shall not be
required to issue fractional shares of capital stock upon the exercise of this Warrant or to deliver Warrant Certificates that evidence fractional shares of capital stock. In the event that any fraction of an Exercise Share would, except for the provisions of this Subsection 1(e), be issuable upon the exercise of this Warrant, the Company may, at its option, issue such fractional share or pay to the Holder exercising the Warrant an amount in cash equal to such fraction multiplied by the then Current Market Value (as defined below) of such Exercise Share. For purposes of this Subsection 1(e), the Current Market Value shall be determined as follows:

                                    (i) the closing per share sale price of the
Exercise Shares, as of any date, on whichever of the Nasdaq SmallCap Market or the Nasdaq National Market (collectively, "Nasdaq"), both operated by the Nasdaq Stock Market, Inc., on which the Exercise Shares are listed at such date.;

                                    (ii) the closing per share sale price of
the Exercise Shares on the principal securities exchange on which the Exercise Shares are then listed or admitted to trading, if the Exercise Shares are not included for quotation on Nasdaq at any time of determination; or

                                    (iii) the average of the mean between the
last per share bid and asked prices, as reported by the National Quotation Bureau, Inc., or an equivalent generally accepted reporting service, if the Exercise Shares are traded in the over-the-counter market, and not on a securities exchange or on Nasdaq at any time of determination, or, if not so reported, the average of the closing bid and asked prices for the Exercise Shares as furnished to the Company by any member of the National Association of Securities Dealers, Inc., selected by the Company for that purpose.

                  2. Conversion Right. In lieu of exercising this Warrant pursuant to Section 1 above, the Holder shall have the right to require the Company to convert all, but not less than all, of this Warrant into Common Shares (the "Conversion Right"), upon delivery to the Company at 805 Pennsylvania Boulevard, Feasterville, PA 19053 or such other address as the Company shall designate in a written notice to the Holder hereof, of written notice of the exercise of the Conversion Right, executed on behalf of the Holder, together with this Warrant. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of Common Shares which is equal to the number value "Z" obtained under the following formula:

                                    Z    =    (A x B) - C
                                              -----------
                                                   A

                           A   =   the Current Market Value (as such term is
                                   defined in Section 1(e)) as at such time

                           B   =   that number of Exercise Shares issuable upon
                                   exercise of this Warrant immediately prior to the exercise of the Conversion Right
                                   (taking into account all applicable
                                   adjustments pursuant to Section 6))

                           C   =   the aggregate Exercise Price for the Exercise
                                   Shares issuable upon exercise of this
                                   Warrant immediately prior to the exercise of the Conversion Right


Any references in any Warrants to the "exercise" of this Warrant, and the use of the term exercise herein, shall be deemed to include (without limitation) any exercise of the Conversion Right. If, after one year from the date of this Warrant, the Company's counsel is unwilling or unable to opine that the Common Shares issuable to the initial Holder upon exercise of the Conversion Right (and not subsequently transferred) are saleable in accordance with Rule 144 under the Securities Act, the Company shall as promptly as practicable file and use its best efforts to cause to become effective a registration statement registering the resale of such Common Shares under the Securities Act.

                  3. Payment of Taxes. The Company shall not be responsible to pay any documentary stamp taxes, if any, attributable to the initial issuance of Exercise Shares upon the exercise of this Warrant; and, in addition, the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant or any certificates for Exercise Shares in a name other than that of the Holder of a Warrant surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                  4. Mutilated or Missing Warrant Certificates. In case any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and in substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate or Warrant Certificates of like tenor and in the same aggregate denomination, but only (i) in the case of loss, theft or destruction, upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity or bond, if requested, also satisfactory to them and (ii) in the case of mutilation, upon surrender of the mutilated Warrant Certificate. Applicants for such substitute Warrant Certificate shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or its counsel may prescribe.

                  5. Rights of Holder. The Holder shall not, by virtue of any provision contained in this Warrant Certificate or otherwise, be entitled to any right, either in law or equity, of a shareholder of the Company, including without limitation, the right to receive dividends or to vote, consent or receive notice as a shareholder in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

                  6. Registration of Transfers and Exchanges. The Warrant shall be transferable, subject to the provisions of Section 8 hereof, upon the books of the Company, if any, to be maintained by it for that purpose, only upon surrender of the Warrant Certificate to the Company at its principal office, or such other location as the Company may from time to time designate, accompanied (if so required by the Company at its discretion) by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed by the Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited and remain with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of such person's authority shall be produced, and may be required to be deposited and remain with the Company in its discretion. Upon any such registration of such transfer, a new Warrant shall be issued to the transferee named in such instrument of transfer, and the surrendered Warrant shall be canceled by the Company.

                           Any Warrant Certificate may be exchanged, at the
option of the Holders thereof and without charge, when surrendered to the Company at its principal office, or at the office of its transfer agent, if any, for another Warrant Certificate or Certificates of like tenor and representing in the aggregate the right to purchase from the Company a like number and kind of Exercise Shares as the Warrant Certificate so surrendered for exchange or transfer, and the Warrant Certificate so surrendered shall be canceled by the Company or transfer agent, as the case may be.

                  7. Adjustment of Exercise Shares and Exercise Price. The Exercise Price and the number and kind of Exercise Shares purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of each Warrant shall be subject to adjustment as follows:

                           (a) In the event that the Company shall (i) pay a
dividend or make a distribution on its Common Shares in Common Shares, (ii) subdivide or reclassify its outstanding Common Shares into a greater number of shares or (iii) combine or reclassify its outstanding Common Shares into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, as the case may be, shall be proportionally adjusted so that the Holder of this Warrant shall be entitled, should this Warrant be exercised after such date, to receive the aggregate number and kind of shares that, if this Warrant had been exercised by such Holder immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive upon such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                           (b) Whenever the Exercise Price payable upon exercise
of each Warrant is adjusted pursuant to Subsection 7(a) above, the number of Exercise Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Exercise Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                           (c) No adjustment of the Exercise Price shall be
required unless such adjustment would require an increase or decrease of at least one cent ($.01) in such price; provided, however, that any adjustments which by reason of this Subsection 7(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section 7 shall be made to the nearest one-half (1/2) of a cent or to the nearest one-hundredth (1/100) of a share, as the case may be.

                           (d) If the Company at any time merges or consolidates
with or into any other corporation or enters into a similar transaction (other than a merger in which the Company is the surviving corporation and in connection with which there is no reclassification or other change in Common Shares or other securities of the Company or any issuance of stock, securities or property to the holders of its outstanding Common Shares), then the Company shall notify the Holder of any such event and, effective upon the record or other date of determination of persons affected by such merger, consolidation or similar transaction, the Exercise Shares shall include the kind and amount of securities, cash and property that would have been held by the Holder if on such determination date the Holder had been the holder of record of the securities, cash and properties issuable upon exercise of the Warrant on such determination date (or the right thereto prior to the effective date thereof). In the event of any merger, consolidation or similar transaction referred to above in this Subsection 7(d), the Company shall, and shall cause any successor corporation as a condition precedent to such transaction to, execute and deliver to each Holder a new Warrant (i) providing that the owner of such Warrant, upon exercise thereof, shall have the right to purchase the Exercise Shares adjusted as described above, and (ii) containing provisions for subsequent adjustments in a manner and on terms as nearly equivalent as may be practicable to the adjustments provided for in this Subsection 7(d).

                           (e) Whenever an adjustment is required as herein
provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of Exercise Shares issuable upon the exercise of each Warrant or the number of warrants to be issued to be mailed to the Holders, at their last addresses appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

                           (f) In the event that, at any time, as a result of an
adjustment made pursuant to the provisions, the Holder of this Warrant thereafter shall become entitled to receive any Exercise Shares of the Company, other than Common Shares, thereafter the number of such other shares so receivable upon exercise of this warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Shares contained in Subsections 7(a)-(e), inclusive.

                           (g) Irrespective of any adjustments in the Exercise
Price or the number or kind of Exercise Shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

                           (h) Whenever the Exercise Price shall be adjusted as
required by the provisions of this Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its share transfer agent, if any, an officer's certificate showing the adjusted Exercise Price and other adjustments determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional Common Shares, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder.

                  8. Restrictions on Transferability; Restrictive Legend. Neither this Warrant nor the Exercise Shares shall be transferable except in accordance with the provisions of this Section.

                           (a) Restrictions on Transfer; Indemnification.
Neither this Warrant nor any Exercise Share may be offered for sale or sold, or otherwise transferred or sold in any transaction which would constitute a sale thereof within the meaning of the Securities Act, unless (i) such security has been registered for sale under the Securities Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the Securities Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel, satisfactory to the Company as to its issuer, form and contents, that the proposed sale or other disposition of such securities may be effected without registration under the Securities Act and would not result in any violation of any applicable state securities laws relating to the registration or qualification of securities for sale.

                           The Holder agrees to indemnify and hold harmless the
Company against any loss, damage, claim or liability arising from the disposition of this Warrant or any Exercise Share held by such holder or any interest therein in violation of the provisions of this Section 8.

                           (b) Restrictive Legends.  Unless and until otherwise
permitted by this Section 8, this Warrant Certificate, each Warrant
Certificate issued to the Holder or to any transferee or assignee of this Warrant and each certificate representing Exercise Shares issued upon exercise of this Warrant or to any transferee of the person to whom the Exercise Shares were issued, shall bear a legend setting forth the requirements of Subsection 8(a), together with such other legend or legends as may otherwise be deemed necessary or appropriate by counsel to the Company.

                           (c) Notice of Proposed Transfers.  Prior to any
transfer, offer to transfer or attempted transfer of this Warrant or any Exercise Share, the holder of such security shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall (x) describe the manner and circumstances of the proposed transfer in sufficient detail, and shall contain an undertaking by the person giving such notice to furnish such other information as may be required to enable counsel to render the opinions referred to below, and (y) designate the counsel for the person giving such notice, such counsel to be satisfactory to the Company. The person giving such notice shall submit a copy thereof to the counsel designated in such notice and the Company shall submit a copy thereof to its counsel, and the following provisions shall apply:

                                    (i) If, in the opinion of each such counsel,
the proposed transfer of this Warrant or Exercise Shares, as appropriate, may be effected without registration of such security under the Securities Act, the Company shall, as promptly as practicable, so notify the holder of such security and such holder shall thereupon be entitled to transfer such security in accordance with the terms of the notice delivered by such holder to the Company. Each certificate evidencing the securities thus to be transferred
(and each certificate evidencing any untransferred balance of the securities evidenced by such certificate) shall bear the restrictive legends referred to in Subsection 8(b), unless in the opinion of each such counsel such legend is not required in order to insure compliance with the Securities Act.

                                    (ii) If, in the opinion of either of such
counsel, the proposed transfer of securities may not be effected without registration under the Securities Act, the Company shall, as promptly as practicable, so notify the holder thereof. However, the Company shall have no obligation to register such securities under the Securities Act, except as otherwise provided herein.

                           The holder of the securities giving the notice under
this Subsection 8(c) shall not be entitled to transfer any of the securities until receipt of notice from the Company under Subsection 8(c)(i) or the registration of such securities under the Securities Act has become effective.

                           (d) Removal of Legends. The Company shall, at the
request of any registered holder of a warrant or Exercise Share, exchange the certificate representing such security for a certificate representing the same security not bearing the restrictive legend required by Subsection 8(c) if, in the opinion of counsel to the Company, such restrictive legend is no longer necessary.

                           (e)  Accredited Investors. This Warrant may not be
offered for sale or sold, or otherwise transferred or sold in any transaction, to any person other than an Accredited Investor, as defined in Rule 501 of Regulation D under the Securities Act.

                  9. Supplements and Amendments. The Company may from time to time supplement or amend this Warrant Certificate without the approval of any holders of Warrants in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision, or to make any other provisions in regard to matters or questions herein arising hereunder which the Company may deem necessary or desirable and which shall not materially adversely affect the interests of the Holder.

                  10. Successors and Assigns. This Warrant shall inure to the benefit of and be binding on the respective successors, assigns and legal representatives of the Holder and the Company.

                  11. Severability. If, for any reason, any provision, paragraph or term of this Warrant Certificate is held to be invalid or unenforceable, all other valid provisions herein shall remain in full force and effect and all terms, provisions and paragraphs of this Warrant shall be deemed to be severable.

                  12. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed in accordance with the laws of said Commonwealth.

                  13. Headings. Section and Subsection headings are included herein for convenience of reference only and shall not affect the construction of this Warrant Certificate nor constitute a part of this Warrant Certificate for any other purpose.

                  IN WITNESS WHEREOF, the Company has caused these presents to be duly executed as of the ___ day of ____________, 19__.

                                                 BERGER HOLDINGS, LTD.


                                           By:
                                              -------------------------------
                                               Name:  Theodore A. Schwartz
                                               Title: Chief Executive Officer

                                  APPENDIX A

                          NOTICE OF WARRANT EXERCISE

To: Berger Holdings, Ltd.

                  The undersigned, the holder of the within Warrant, hereby irrevocably exercises its purchase rights under the Warrant to purchase ________________ Common Shares, $0.01 par value, of Berger Holdings, Ltd., and herewith makes payment of $__________________________ Dollars and ________
Cents ($_____________) in lawful money of the United States, all at the Exercise Price and on the terms and conditions specified in the within Warrant. If such number of shares shall not be all of the shares purchasable under the within Warrant, please issue a new Warrant Certificate for the balance of the remaining shares purchasable under the within Warrant and deliver such new certificates to the undersigned at the address stated below.

                  The undersigned directs that a certificate representing the Common Shares or other securities issuable upon the exercise of the within Warrant pursuant to this Notice be issued in the name of and at the address specified below and delivered thereto as follows:


______________________________           Dated:________________________
(Signature of Owner)


______________________________
(Street Address)


______________________________
(City)    (State)   (Zip Code)

Shares to be issued to:


______________________________           ______________________________
(Name)                                   (Taxpayer Identification No.)


______________________________
(Street Address)


______________________________
(City)    (State)   (Zip Code)

                                ASSIGNMENT FORM


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:



______________________________(the "Assignee")
Name


______________________________
(Street Address)


______________________________
(City)   (State)    (Zip Code)

(Please type or print in block letters)


the right to purchase Common Shares represented by this Warrant to the extent which such right is exercisable and does hereby irrevocably constitute and appoint the Assignee as the attorney of the undersigned, to transfer the same on the books of the Company with full power of substitution in the premises.


Dated:________________,19____



____________________________________________________________
Signature


Print Name:___________________________________________________